UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.      )

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☐	Soliciting Material Pursuant to §240.14a-12

Provident New York Bancorp

(Name of Registrant as Specified In Its Charter)

 (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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400 Rella Boulevard, Montebello, New York 10901
(845) 369-8040
NOTICE OF
ANNUAL MEETING OF STOCKHOLDERS
To Be Held On February 21, 2013
Notice is hereby given that the Annual Meeting of Stockholders of Provident New York Bancorp will be held on Thursday, February 21, 2013, at 11:00 a.m., EST. This year's annual meeting will be a virtual meeting of stockholders. You will be able to attend the 2013 Annual Meeting, vote, and submit your questions during the meeting via live webcast by visiting www.virtualshareholdermeeting.com/PBNY. Be sure to have your 12-digit control number to enter the virtual meeting.
A Proxy Card and Proxy Statement for the Annual Meeting are enclosed.
The Annual Meeting is for the purpose of considering and acting upon the:

1	Election of four directors for a three-year term and until their successors are elected and qualified;

2	Approval, by non-binding vote, on the compensation of the Named Executive Officers (Say-on–Pay);

3	Ratification of the appointment of Crowe Horwath LLP as the independent registered public accounting firm for the fiscal year ending September 30, 2013; and
the transaction of such other business as may properly come before the Annual Meeting or any adjournment thereof.
Any action may be taken on the foregoing proposals at the Annual Meeting on the date specified above, or on the date or dates to which the Annual Meeting may be adjourned. Stockholders of record at the close of business on December 24, 2012 are the stockholders entitled to vote at the Annual Meeting, and any adjournments thereof.
On or about January 11, 2013, we will mail a Notice of Internet Availability of Proxy Materials to stockholders of record at the close of business on December 24, 2012, other than those stockholders who previously requested electronic or paper delivery of communications from us. The Notice contains instructions on how to access an electronic copy of our proxy materials, including the proxy statement and our Annual Report. The Notice also contains instructions on how to request a paper copy of the proxy statement.
You have three options for submitting your vote before the 2013 Annual Meeting:
•Internet through computer or mobile device such as a tablet or smart phone
•Phone, or
•Mail.
Please vote as soon as possible to record your vote promptly, even if you plan to attend the 2013 Annual Meeting on the Internet.

By Order of the Board of Directors

/s/ Katharine B. Brown
Katharine B. Brown Secretary

Montebello, New York
January 11, 2013
IMPORTANT: THE PROMPT RETURN OF PROXIES OR VOTE BY INTERNET OR
TELEPHONE WILL SAVE THE EXPENSE OF FURTHER REQUESTS FOR PROXIES.

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PROXY STATEMENT
Provident New York Bancorp
400 Rella Boulevard
Montebello, New York 10901
(845) 369-8040
ANNUAL MEETING OF STOCKHOLDERS
February 21, 2013
This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors (the “Board”) of Provident New York Bancorp (the “Company”) to be used at the Annual Meeting of Stockholders, which will be held on February 21, 2013, at 11:00 a.m., EST, and all adjournments of the Annual Meeting. The accompanying Notice of Annual Meeting of Stockholders and this Proxy Statement are first being mailed to stockholders on or about January 11, 2013.
STOCKHOLDERS ENTITLED TO VOTE
Holders of record of Provident New York Bancorp’s shares of common stock, par value $0.01 per share, as of the close of business on December 24, 2012 (the “Record Date”), are entitled to one vote for each share then held. As of the Record Date, there were 44,348,787 shares of common stock issued and outstanding. The presence in person or by proxy of a majority of the outstanding shares of common stock entitled to vote is necessary to constitute a quorum at the Annual Meeting.

INTERNET AVAILABILITY OF PROXY MATERIALS
We are making this Proxy Statement and our 2012 Annual Report to Stockholders for the fiscal year ended September 30, 2012 (the "2012 Annual Report"), including our Annual Report on Form 10-K for the fiscal year ended September 30, 2012 with audited financial statements (the "2012 Form 10-K"), available to our stockholders primarily via the Internet. On or about January 11, 2013, we mailed to our stockholders a Notice of Internet Availability containing instructions on how to access our proxy materials, including this Proxy Statement and the 2012 Annual Report. The Notice of Internet Availability also instructs you on how to access your proxy card to be able to vote through the Internet or by telephone. If you received a Notice of Internet Availability by mail, you will not receive a printed copy of the proxy materials in the mail. Other stockholders, in accordance with their prior requests, have received e-mail notification of how to access our proxy materials and vote via the Internet, or have been mailed paper copies of our proxy materials and proxy card or vote instruction form.
Internet distribution of proxy materials is designed to expedite receipt by stockholders, lower the cost of the Meeting, and conserve natural resources. However, if you received a Notice of Internet Availability by mail and would like to receive a printed copy of our proxy materials, please follow the instructions for requesting such materials contained on the Notice of Internet Availability. If you have previously elected to receive our proxy materials electronically, you will continue to review these materials via e-mail unless you elect otherwise.

ATTENDING THE ANNUAL MEETING
Provident New York Bancorp will be hosting the Annual Meeting live via the Internet. A summary of the information you need to attend the Meeting online is provided below:
•Any stockholder can attend the Annual Meeting live via the Internet at
www.virtualshareholdermeeting.com/PBNY
•Webcast starts at 11:00 a.m. Eastern Time
•Stockholders may vote and submit questions while attending the Annual Meeting on the Internet
•Please have your 12-Digit Control Number to enter the Annual Meeting
•Information on how to attend and participate via the Internet are posted at
www.virtualshareholdermeeting.com/PBNY

•	Webcast replay of the Annual Meeting will be available for one year after the meeting date on the Company's website www.providentbanking.com.

VOTING PROCEDURES
Stockholders who execute proxies in the form solicited hereby retain the right to revoke them in the manner described below. Unless so revoked, the shares represented by such proxies will be voted at the Annual Meeting and all adjournments thereof. Proxies solicited on behalf of the Board will be voted in accordance with the directions given thereon. Where no instructions are indicated, validly executed proxies will be voted “FOR” the proposals set forth in this Proxy Statement and upon the transaction of such other business as may properly come before the Annual Meeting in the discretion of the persons appointed as proxies. Other than the matters listed in the attached Notice of Annual Meeting of Stockholders, the Board knows of no additional matters that will be presented for consideration at the Annual Meeting.
Brokers holding shares in street name for customers who are beneficial owners of such shares are prohibited from giving a proxy to vote such customers’ shares on “non-routine” matters in the absence of specific instructions from such customers. This is commonly referred to as a “broker non-vote.” Your broker is entitled to vote your shares on ratification of the selection of Crowe Horwath LLP as the Company’s independent registered public accounting firm even if you do not provide voting instructions to your broker. Each of the other proposals is considered a “non-routine” matter. As such, brokers holding shares in street name for customers are prohibited from giving a proxy to vote those shares absent specific instructions from their customers.
As to the election of directors, the proxy card being provided by the Board enables a stockholder to vote FOR all nominees proposed by the Board, to WITHHOLD authority for all nominees or to vote FOR ALL EXCEPT one or more of the nominees being proposed. Voting for all nominees except those you list on the proxy card is the equivalent of withholding your vote for those Directors you have listed. Nominees are elected by a plurality of votes cast. Proxies as to which the authority to vote for the nominees being proposed is withheld and broker non-votes will not affect the outcome of the vote.
As to the other proposals submitted to a vote of the stockholders, a stockholder may vote FOR or AGAINST the proposal or ABSTAIN from voting on the proposal. The affirmative vote of a majority of the votes cast with respect to each proposal is required for the approval of the proposal or the ratification of Crowe Horwath LLP as the independent registered public accounting firm for the fiscal year ending September 30, 2013. Abstentions from voting, as well as broker non-votes, if any, are not treated as votes cast and, therefore, will have no effect on the proposal.
Each stockholder, whether he or she plans to participate in the Annual Meeting, is requested to vote electronically via the internet or by telephone. If you receive a paper copy of the proxy materials, please sign, date and return the accompanying proxy card without delay in the postage-paid envelope provided. Any proxy given by the stockholder may be revoked at any time before it is voted. A proxy may be revoked by filing with the Secretary of Provident New York Bancorp a written revocation or a duly executed proxy card bearing a later date. Any stockholder present at the Annual Meeting may revoke his or her proxy and vote electronically on each matter brought before the Annual Meeting. However, if you are a stockholder whose shares are not registered in your own name, you will need additional documentation from your record holder in order to vote in person at the annual meeting.

PARTICIPANTS IN THE PROVIDENT NEW YORK BANCORP EMPLOYEE STOCK OWNERSHIP PLAN AND PROVIDENT BANK 401(K) PLAN

If you are a participant in Provident New York Bancorp's Employee Stock Ownership Plan (“ESOP”) or hold common stock through the Provident Bank 401(k) Plan (“401(k) Plan”), you will receive information about how to vote confidentially. Under the terms of the ESOP and the 401(k) Plan, all shares held by the plans are voted by the respective trustees, but each participant in either plan may direct the trustees on how to vote the shares of common stock allocated to his or her account. Unallocated shares and allocated shares for which no timely voting instructions are received will be voted by each trustee on each proposal in the same proportion as shares for which it has received timely voting instructions. The deadline for returning your voting instruction forms is February 15, 2013.

PRINCIPAL HOLDERS
In accordance with the provisions of our Certificate of Incorporation, record holders of common stock who, individually or together with their affiliates and any other person with whom they or their affiliates are acting in concert, beneficially own in excess of 10% of the issued and outstanding shares of common stock are not entitled to vote any of the shares held in excess of that limit. The Certificate of Incorporation further authorizes the Board of Directors (i) to make all determinations necessary to implement and apply that limit, including determining whether persons or entities are acting in concert, and (ii) to demand that any person who is reasonably believed to beneficially own shares of common stock in excess of the limit supply information to enable the Board of Directors to implement and apply the limit.
Persons and groups who beneficially own in excess of 5% of the shares of common stock are required to file certain reports with Provident New York Bancorp and the Securities and Exchange Commission ("SEC") regarding such ownership. The following table sets forth the shares of common stock beneficially owned by each person who was known to Provident New York Bancorp as the beneficial owner of more than 5% of the outstanding shares of common stock as of December 24, 2012.

Name and Address of Beneficial Owners(1)	Amount of Shares Owned and Nature of Beneficial Ownership	Percent of Shares Of Common Stock Outstanding(2)
Dimensional Fund Advisors 1299 Ocean Avenue Austin, Texas 78746	3,222,336(3)	7.3%

Endicott Management Company 360 Madison Avenue New York, NY 10017	2,448,980(4)	5.5%

Patriot Financial Partners 2929 Arch Street Philadelphia, PA	2,448,980(5)	5.5%

BlackRock, Inc. 40 East 52nd Street New York, New York 10022	2,328,408(6)	5.3%

(1)
In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, a person is deemed to be the beneficial owner of any shares of common stock over which he has sole or shared voting or investment power, or has a right to acquire beneficial ownership at any time within 60 days from the date as of which beneficial ownership is being determined. As used herein, “voting power” is the power to vote or direct the voting of shares and “investment power” is the power to dispose or direct the disposition of shares.

(2)	As of December 24, 2012 Provident New York Bancorp had 44,348,787 shares of common stock outstanding.

(3)
Based on information in an amendment to a Schedule 13G filed with the SEC on February 13, 2012, as updated by Schedules 13F, by Dimensional Fund Advisors LP. Dimensional Fund Advisors LP, an investment adviser registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts (such investment companies, trusts and accounts, collectively referred to as the “Funds”). In certain cases, subsidiaries of Dimensional Fund Advisors LP may act as an adviser or sub-adviser to certain Funds. In its role as investment adviser, sub-adviser and/or manager, neither Dimensional Fund Advisors LP or its subsidiaries possess voting and/or investment power over the securities that are owned by the Funds. Dimensional Fund Advisors LP and its subsidiaries disclaim beneficial ownership of such securities.

(4)
Based on information included in a Schedule 13G filed with the SEC on August 17, 2012 by Endicott Opportunity Partners III, L.P. (“EOP”), W.R. Endicott III, L.L.C. (“WR LLC”), Endicott Management Company (“EMC”), Wayne K. Goldstein (“Mr. Goldstein”), a managing member of WR LLC and Co-President and director of EMC, and Robert I. Usdan (“Mr. Usdan”), a managing member of WR LLC and Co-President and director of EMC.

(5)
Based on information included in a Schedule 13D filed with the SEC on August 17, 2012 by Patriot Financial Partners, L.P, Patriot Financial Partners Parallel, L.P., The following are members of the "Patriot Financial Group": each of Patriot Financial Partners, L.P. and Patriot Financial Partners Parallel, L.P. (together, the "Patriot Funds"), Patriot Financial

Partners, GP, L.P., the general partner of the Patriot Funds ("Patriot GP"), Patriot Financial Partners, GP, LLC, general partner of Patriot GP ("Patriot LLC") and each of W. Kirk Wycoff, Ira M. Lubert and James J. Lynch, general partners of the Patriot Funds and Patriot GP and members of Patriot LLC. Accordingly, securities owned by the Patriot Funds may be regarded as being beneficially owned by Patriot GP, Patriot LLC and each of W. Kirk Wycoff, Ira M. Lubert and James J. Lynch.

(6)
Based on information in an amendment to a Schedule 13G filed on February13, 2012, as updated by Schedules 13F, by BlackRock, Inc., BlackRock, Inc. had sole voting power and sole dispositive power as to all 2,328,408 shares.

PROPOSAL I — ELECTION OF DIRECTORS
The Board of Directors currently consists of fourteen (14) members. Our Bylaws provide that directors are divided into three classes, with one class of directors elected annually.
Our directors are generally elected to serve for a three-year period and until their respective successors shall have been elected and shall qualify. Four directors will be elected at the Annual Meeting to serve for a three-year period and until their respective successors shall have been elected and shall qualify. The Nominating and Corporate Governance Committee of the Board has nominated the following persons to serve as directors for three-year terms:

•	James F. Deutsch

•	William F. Helmer

•	R. Michael Kennedy

•	Jack Kopnisky
The table below sets forth certain information, as of December 24, 2012, regarding the nominees, other current members of our Board, and executive officers who are not directors, including the terms of office of board members. It is intended that the proxies solicited on behalf of the Board (other than proxies in which the vote is withheld as to any nominee) will be voted at the Annual Meeting for the election of the proposed nominees. If a nominee is unable to serve, the shares represented by all such proxies will be voted for the election of such substitute as the Board may determine. At this time, the Board knows of no reason why any of the nominees would be unable to serve, if elected. Except as indicated herein, there are no arrangements or understandings between any of the nominees and any other person pursuant to which such nominees were selected.

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Name	Position(s) Held With Provident New York Bancorp	Age	Director Since(1)	Current Term Expires	Shares Beneficially Owned(2)		Percent of Class
NOMINEES
James F. Deutsch	Director	57	2012	2013	500		*
William F. Helmer	Chairman of the Board	78	1974	2013	476,497		1.06%
R. Michael Kennedy	Director	61	2004	2013	198,852		*
Jack Kopnisky	Chief Executive Officer & President	56	2011	2013	166,332		*

OTHER BOARD MEMBERS
Donald T. McNelis	Director	80	1987	2013	225,955		*
Dennis L. Coyle	Vice Chairman	75	1984	2014	512,999		1.14%
Victoria Kossover	Director	57	2004	2014	57,054		*
Richard O'Toole	Director	55	2012	2014	1,000
Burt Steinberg	Director	67	2000	2014	246,499		*
George Strayton	Director	69	1991	2014	641,868		1.42%
Navy E. Djonovic	Director	46	2010	2015	8,000		*
Thomas F. Jauntig, Jr.	Director	68	2000	2015	127,655		*
Thomas G. Kahn	Director	70	2004	2015	1,154,182	(3)	2.56%
Carl J. Rosenstock	Director	59	2004	2015	131,167		*
NAMED EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS
Daniel G. Rothstein	Executive Vice President, Chief Risk Officer, General Counsel	65	N/A	N/A	394,331		*
Richard O. Jones	Executive Vice President, Business Services	63	N/A	N/A	12,209		*
Rodney Whitwell	Executive Vice President, Chief Operating Officer	54	N/A	N/A	15,280		*
David S. Bagatelle	Executive Vice President, Regional Market President	48	N/A	N/A	36,918		*
James R. Peoples	Executive Vice President, Regional Market President	63	N/A	N/A	24,849		*
Paul A. Maisch	Executive Vice President, Chief Financial Officer	57	N/A	N/A	67,910		*
Stephen Masterson	Executive Vice President, Chief Financial Officer	43	N/A	N/A	7,000		*
Luis Massiani	Executive Vice President, Chief Financial Officer	35	N/A	N/A	12,000		*
All Directors and Executive Officers as a Group (22 persons)				Total	4,519,057		10.03%

Donald T. McNelis will not stand for re-election as director on February 21, 2013.
Richard O. Jones resigned as Executive Vice President, Business Services effective October 1, 2012.
Paul A. Maisch resigned as Executive Vice President, Chief Financial Officer effective January 9, 2012.
Stephen Masterson resigned as Executive Vice President, Chief Financial Officer effective December 14, 2012
Luis Massiani succeeded Mr. Masterson as Executive Vice President, Chief Financial Officer effective December 15, 2012.

Column Notes:
* Denotes less than 1% owned.
Footnotes:

(1)	Includes service with Provident Bank.

(2)	(a) This column includes the following number of shares that can be acquired pursuant to stock options exercisable within 60 days of December 24, 2012:

Mr. Coyle	46,100	Ms. Kossover	46,100	Mr. Bagatelle	13,000	Mr. Rothstein	73,000
Mr. Helmer	46,100	Dr. McNelis	46,100	Mr. Jones	0	Mr. Whitwell	3,000
Mr. Jauntig, Jr.	46,100	Mr. Rosenstock	46,100	Mr. Maisch	7,054
Mr. Kahn	46,100	Mr. Steinberg	46,100	Mr. Masterson	0
Mr. Kennedy	46,100	Mr. Strayton	180,000	Mr. Peoples	6,250
Mr. Kopnisky	26,881
All directors and executive officers as a group 724,085.
(b) This column includes the following number of shares that have been deferred pursuant to a non-qualified deferred compensation plan as of December 24, 2012:

Mr. Helmer	695	Dr. McNelis	42,428	Mr. Strayton	39,299
All directors and executive officers as a group 82,422.
(c) This column includes the following number of shares of restricted stock subject to time-based vesting as of December 24, 2012:

Mr. Coyle	2,000	Mr. Kopnisky	42,663	Mr. Bagatelle	14,567
Ms. Djonovic	2,000	Ms. Kossover	2,000	Mr. Massiani	12,000
Mr. Helmer	2,000	Dr. McNelis	2,000	Mr. Masterson	7,000
Mr. Jauntig, Jr.	2,000	Mr. Rosenstock	2,000	Mr. Peoples	11,000
Mr. Kahn	2,000	Mr. Steinberg	2,000	Mr. Rothstein	13,800
Mr. Kennedy	2,000	Mr. Strayton	2,000	Mr. Whitwell	6,934
All directors and executive officers as a group 129,964.
(d) The column includes the following number of shares of performance based restricted stock subject to time-based vesting for executive officers as of December 24, 2012:

Mr. Bagatelle	6,900	Mr. Kopnisky	37,320	Mr. Peoples	6,000	Mr. Rothstein	5,000	Mr. Whitwell	4,600
All executive officers as a group 59,820

(3)
Includes 1,038,817 shares held by Kahn Brothers Group, Inc., 18,055 shares held as custodian, 6,872 shares held as trustee and1,000 shares held as IRA for Spouse. Mr. Kahn disclaims beneficial ownership of these shares.

Director and Executive Officer Qualifications and Business Experience
The following includes a discussion of the business experience for the past five years for each of our nominees, directors, and executive officers as well as the qualifications that were the basis for the Board determinations that each director or nominee should serve on the Company’s Board. The term of office noted for directors include the initial appointment to the Board of the Company.
Directors
Dennis L. Coyle has served as a member of the Board of Provident Bank since 1984 and became Vice Chairman of the Board in 1994. He has served as Director and Vice Chairman of Provident New York Bancorp since its formation in 1999. Mr. Coyle is owner and President of Denlo Realty Corp., which he founded in 1959. He is also owner of Dennis L. Coyle Rental Properties, founded in 1973 and is a former co-owner of Coyle Insurance Agency, Inc. As a member of numerous community organizations throughout Rockland County, he provides insight on local businesses and the economy where Provident Bank does business.

Mr. Coyle’s qualifications as a member of the Board of Directors are primarily attributed to his business leadership skills, his expertise in real estate management and his broad knowledge of the Company and the communities Provident Bank serves.
James F. Deutsch joined Provident Bank and Provident New York Bancorp as a member of the Board of Directors in November of 2012. Mr. Deutsch has been serving as a Managing Director of Patriot Financial Partners, L.P. (“Patriot”) since April 2011. From November 2004 until April 2011, Mr. Deutsch served as President, CEO and Director of Team Capital Bank, a community bank. Mr. Deutsch has been designated as a director by Patriot pursuant to the terms of a Corporate Governance Agreement, dated August 7, 2012. Mr. Deutsch has 35 years of banking and investment management experience. He brings to the Company a breadth of experience, including investment banking, commercial and commercial real estate lending, and corporate finance.
Mr. Deutsch's qualifications as a member of the Board of Directors is primarily attributed to experience in financial services and his perspective as both an investor in banks, as well as his operational leadership of financial services firms.
Navy Djonovic joined Provident Bank and Provident New York Bancorp as a member on the Board of Directors in October of 2010. Ms. Djonovic has been practicing accounting, auditing and consulting at the certified public accounting firm of Maier Markey & Justic LLP since 1999. She has served as the firm’s controller since 2001 and became a partner as of January 1, 2010. As a member of a number of business organizations throughout Westchester County, she provides insight on local businesses where Provident does business.
Ms. Djonovic’s qualifications as a member of the Board of Directors are primarily attributed to her experience as a Certified Public Accountant, her background in finance and operations, and her knowledge of the communities Provident Bank serves.
William F. Helmer has served as a member of the Board of Directors of Provident Bank since 1974 and became the Chairman of the Board in 1994. He has served as a Director and the Chairman of the Board of Directors of Provident New York Bancorp since its formation in 1999. Mr. Helmer has been the President of Helmer-Cronin Construction, Inc. since 1961. He also serves as a Trustee of Clarkson University, where he obtained a degree in engineering. As a member and director of numerous professional, economic development and community organizations throughout Rockland County and New York State, he provides insight on local and regional businesses and the economy where Provident does business.
Mr. Helmer’s qualifications as Director and Chairman of the Board are primarily attributed to his business experience, his leadership skills, his expertise in the real estate and construction industries and his extensive knowledge of the Company and the communities Provident Bank serves.
Thomas F. Jauntig, Jr. has served as a member on the Board of Directors of Provident Bank and Provident New York Bancorp since 2000 and as a Director of Provident Bank Charitable Foundation, Inc. since 2004. From 1978 to 2006, Mr. Jauntig was a partner of Korn, Rosenbaum LLP, formerly Korn Rosenbaum Phillips & Jauntig LLP, certified public accountants. He retired in January 2007. He serves as a member of a civic organization in Rockland County and provides insight on local businesses and the economy where Provident Bank does business.
Mr. Jauntig’s qualifications as a member of the Board of Directors are primarily attributed to his financial expertise and his business skills. His finance and accounting expertise also qualify him to serve as Chairman of the Company’s Audit Committee and to be considered an “audit committee financial expert”.
Thomas G. Kahn has served as a member on the Board of Directors of Provident Bank and Provident New York Bancorp since 2004. Mr. Kahn is President of Kahn Brothers Group, Inc., Kahn Brothers LLC, a member of the New York Stock Exchange, and Kahn Brothers Advisors LLC, a registered investment advisor located in New York City. He has served in these capacities at these companies or their predecessors since 1978. He also serves on a number of local and national charitable organizations.
Mr. Kahn’s qualifications as a member of the Board of Directors are primarily attributed to his background in economics and finance and his broad knowledge of the Company and the banking business. He holds an MBA Diploma and CFA Certificate. In addition, his expertise in investments and management qualify him to serve as Chairman to the Company’s Enterprise Risk Committee.
R. Michael Kennedy has served as a member of the Board of Directors of Provident Bank and Provident New York Bancorp since 2004. Mr. Kennedy is a General Partner and Manager of various real estate companies all managed by the Kennedy Companies, Inc. He has served as President of the Kennedy Companies, Inc. since 1991. Mr. Kennedy also serves as a Trustee on the Board of St. Thomas Aquinos College. As a member of numerous community and healthcare organizations throughout Orange County, he provides insight on local businesses and the economy where Provident Bank does business.

Mr. Kennedy’s qualifications as a member of the Board of Directors and Chairman of the Nominating and Corporate Governance Committee are primarily attributed to his background in business and management, his leadership skills and his broad knowledge of the Company and the communities Provident Bank serves.
Jack Kopnisky was named Chief Executive Officer and President of Provident Bank and Provident New York Bancorp in 2011. Prior to joining the Company, Mr. Kopnisky served as Chief Executive Officer of SJB Escrow Corporation since 2009, and as a partner in Mercatus LLC since 2008. From 2005 until 2008, he was President and Chief Executive Officer of First Marblehead Corporation. Mr. Kopnisky served in a variety of leadership positions with KeyCorp and predecessor banks from 1998 to 2005. During those years, he served as President, Consumer Banking Group where he was responsible for Retail Banking, Business Banking, Consumer Banking and Community Development, President, Key Bank USA, President, Retail Banking and President & Chief Executive Officer, Key Investment.
Mr. Kopnisky’s qualifications as Chief Executive Officer and President of Provident Bank and Provident New York Bancorp are primarily attributed to his background in banking and financial services industries, his strong leadership skills and his vision for future growth and continued success of the Company and the communities Provident Bank serves.
Victoria Kossover has served as a member on the Board of Directors of Provident Bank and Provident New York Bancorp since 2004. Ms. Kossover is a managing partner of Kossover Law Offices. She has served in that capacity since 1994. As a member of a number of community and legal organizations throughout Ulster County, she provides insight on local businesses where Provident does business. She also serves as a Member of the Ulster County Comptroller’s Advisory Committee.
Ms. Kossover’s qualifications as a member of the Board of Directors are primarily attributed to her experience as a lawyer, her background in finance and her knowledge of the Company and the communities Provident Bank serves.
Richard O'Toole joined Provident Bank and Provident New York Bancorp as a member of the Board of Directors in October of 2012. Mr. O'Toole has served as Executive Vice President (real estate) of The Related Companies, a real estate development and management company since 2008. From 2005 until 2008 Mr. O'Toole served as a consultant for the Related companies. Mr. O'Toole has both a JD and LLM degree and served as a partner at Paul Hastings Janofsky & Walker prior to his work at The Related Companies. Mr. O'Toole has over 31 years of legal, mergers and acquisitions, real estate and tax experience.
Mr. O'Toole's qualifications as member of the Board of Directors is primarily attributed to his broad-based legal experience and knowledge of the New York metropolitan area where Provident Bank does business.
Carl J. Rosenstock has served as a member of the Board of Directors of Provident Bank and Provident New York Bancorp since 2004. Mr. Rosenstock is the retired Secretary-Treasurer of General Sportwear Co., Inc, a manufacturer of children’s apparel. He served in that capacity from 1983 through 2011. He also serves on the boards of numerous community, civic and charitable organizations in Ulster County, which enable him to provide insight on local businesses and the economy where Provident Bank does business.
Mr. Rosenstock’s qualifications as a member of the Board of Directors are primarily attributed to his background in business and his broad knowledge of the Company and the communities Provident Bank serves.
Burt Steinberg has served as a member of the Board of Directors of Provident Bank and Provident New York Bancorp since 2000. From 2001 to 2009 Mr. Steinberg served as the Executive Director of Dress Barn, Inc., a women’s specialty store retailer and NASDAQ listed company. Prior to that time he held the office of COO & President. Mr. Steinberg has served as President of BSRC Consulting since 2001. For the past 5 years, Mr. Steinberg has been an emeritus adjunct professor at the Columbia Graduate School of Business. Mr. Steinberg also serves as a director of REDC (a local economic development corporation, which promotes business activity in Rockland County). As a member of a number of business, educational and charitable organizations throughout the region, he provides insight on local businesses and the economy where Provident Bank does business.
Mr. Steinberg’s qualifications as a member of the Board of Directors are primarily attributed to his business, management and leadership skills, as well as his financial experience and his extensive knowledge of the Company and the communities Provident Bank serves. His financial background and business experience qualify him to serve as Chairman of the Company’s Compensation Committee and Member of the Audit Committee.
George Strayton has served as a member of the Board of Directors of Provident Bank since 1987, as a Director of Provident New York Bancorp since its formation in 1999, and as a Director of Provident Bank Charitable Foundation, Inc. from 2004 to 2012. Mr. Strayton served as President and Chief Executive Officer of Provident Bank from 1986 until his retirement in 2011, and as President and Chief Executive Officer of Provident New York Bancorp since its formation in 1999 until 2011. He was employed by Provident Bank from 1982 to 2011. Mr. Strayton also serves on the Board of Directors of the Orange & Rockland

Utilities, Inc. Mr. Strayton has served as a director of the Federal Home Loan Bank of New York and the New York Business Development Corporation as well as a member of the Community Depository Institutions Advisory Council (CDIAC) to the New York Federal Reserve Bank. For the past 32 years Mr. Strayton has been involved in Statewide and National Banking Trade Associations, numerous business, economic development and community organizations throughout Rockland County and the lower Hudson Valley region. He provides insight on local businesses and the economy where Provident Bank does business.
Mr. Strayton’s qualifications as a member of the Board of Directors are primarily attributed to his financial and business experience, his leadership skills and his extensive knowledge of the Company and the communities Provident Bank serves.
Executive Officers
Daniel G. Rothstein has been employed by Provident Bank since 1983, and was appointed Executive Vice President in 1989. Mr. Rothstein was named Chief Risk Officer in 2003, and in January 2006 was named General Counsel.
Rodney Whitwell was appointed as Executive Vice President and named Chief Operating Officer of Provident Bank and Provident New York Bancorp in November of 2011. Mr. Whitwell has over 27 years of leadership experience in executive financial and investment services. He served as Director of Segment Management for Key Corporation in Cleveland, Ohio from 2004 to 2007, Senior Vice President of New Business Initiatives at The First Marblehead Corporation in Boston, Massachusetts from 2007 to 2008 and from 2008 to 2010 he served as Chief Executive Officer at Union Federal Savings Bank, a subsidiary of The First Marblehead Corporation. Mr. Whitwell was Principal at Mercatus LLC, a national financial services consulting and investing firm, from 2010 to 2011.

David S. Bagatelle was appointed as Executive Vice President and named Regional Market President of the New York City Region of Provident Bank and Provident New York Bancorp in November of 2011. Mr. Bagatelle has nearly 25 years of experience in developing, growing and leading financial services businesses. Most recently he was Founder, President, Chief Executive Officer and Board member of Herald National Bank in New York from 2007 to 2010. He served as Co-Founder, President, Chief Executive Officer, and Board Member of Signature Securities Group in New York from 2000 through 2006, Co-founder and Executive Vice President of Signature Bank from 2000 through 2006.
James R. Peoples was appointed as Executive Vice President and Regional Market President of the Central and Northern Regions of Provident Bank and Provident New York Bancorp in November of 2011. Mr. Peoples has over 37 years of experience in Financial Services and Credit Management. He served as President for KeyBank in Seattle Cascades District from 1999 through 2008, and Chairman, President and Chief Executive Officer of United Western Bank in Denver, Colorado from 2010 to 2011.
Luis Massiani succeeded Mr. Masterson as Executive Vice President and Chief Financial Officer at Provident New York Bancorp and Provident Bank effective December 15, 2012.  Mr. Massiani, age 35, was most recently Director of the investment banking department of Credit Suisse Securities LLC. Prior to joining Credit Suisse in May 2011, Mr. Massiani served first as Vice President, then later as Director, of the investment banking department of Citadel Securities LLC, from September 2009. From August 2005 until September 2009, Mr. Massiani worked in the Financial Institutions Group of Citigroup Global Markets Inc., first as an Associate, and later as Vice President.
The Board of Directors has determined that each of the Company directors, with the exception of Messrs. Kopnisky and Strayton, is “independent” as defined by the New York Stock Exchange (“NYSE”) listing standards.
In reaching these determinations, the Board considers any extensions of credit by Provident Bank to a director and a director’s other interests. The Board of Directors considered the lease transaction between Director Dennis L. Coyle and Provident Bank and determined that Mr. Coyle qualifies as independent. Payments under this lease totaled approximately $56,015 for the fiscal year ended September 30, 2012. Additional information concerning relationships with Mr. Coyle is set forth below in “Transactions with Certain Related Persons”.
Section 16(a) Beneficial Ownership Reporting Compliance
Our executive officers and directors and beneficial owners of greater than 10% of the outstanding shares of common stock are required to file reports with the Securities and Exchange Commission disclosing beneficial ownership and changes in beneficial ownership of our common stock. Securities and Exchange Commission rules require disclosure if an executive officer, director or 10% beneficial owner fails to file these reports on a timely basis. Based on our review of ownership reports, (1) Director Kahn filed one late Form 4 to report the unsolicited sale of shares on August 3, 2012 from a discretionary account upon the instruction of his customer, (2) Director McNelis filed a Form 5 to report a late filing of a contribution of shares to his wife's IRA on November 14, 2011, (3) Director Strayton filed one late Form 4 reflecting a sale of shares on August 6, 2012 representing an ESOP allocation that occurred during the 2011/2012 fiscal year and (4) Mr. Rothstein filed one late Form 4 to report an award of 10,000 shares of restricted stock granted on March 27, 2012. Based on the Company’s review of ownership reports required to be filed for the fiscal year ended September 30, 2012, no other Executive Officer, Director or 10% beneficial owner of the Company’s shares of common stock failed to file ownership reports on a timely basis.
Code of Ethics
Provident New York Bancorp has adopted a Code of Ethics applicable to its directors and senior officers, including Provident New York Bancorp’s principal executive officer, principal financial officer, principal accounting officer and all officers performing similar functions. The Code of Ethics is available on Provident Bank’s Internet website at www.providentbanking.com under the About Us—Investor Relations/Corporate Overview tab under Governance Documents. Amendments to and waivers from the Code, as applicable, are disclosed on Provident Bank’s website.
Meetings and Committees of the Board of Directors
The business of the Board of Directors of Provident New York Bancorp is conducted at regular and special meetings of the Board and its committees. In addition, the independent members of the Board of Directors meet in executive session. The Chairman of the Board presides over all executive sessions. During the fiscal year ended September 30, 2012, the Board of Directors met at ten regular meetings and four special meetings. No member of the Board or any committee thereof attended less than 75% of the aggregate of the meetings of the Board of Directors and the committees of which he or she is a member.
On December 28, 2011, Provident New York Bancorp transferred trading of its shares from the NASDAQ Global Market to the NYSE. In connection with that transfer, the Board of Directors has combined the Nominating and Corporate Governance Committees, adopted Corporate Governance Guidelines, and updated its committee charters. Copies of Provident New York Bancorp’s Corporate Governance Guidelines, Code of Ethics, the charters of each standing committee, and policies adopted by the Board are available on the Company’s Internet website (www.providentbanking.com) under the About Us—Investor Relations/Corporate Overview tab under Governance Documents. During fiscal 2012, our standing committees consisted of the committees described below.
Executive Committee. The Executive Committee consists of Chairman Helmer; President, Chief Executive Officer and Director Kopnisky; and Directors Coyle, Jauntig, Kahn, Kennedy and Steinberg. The Executive Committee meets as necessary when the Board of Directors is not in session to exercise general control and supervision over all matters pertaining to the interests of Provident New York Bancorp, subject at all times to the direction of the Board of Directors. The Executive Committee also meets in regularly scheduled sessions to provide more detailed oversight of the operations of Provident New York Bancorp. The Executive Committee met ten times during the fiscal year ended September 30, 2012.

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee consists of Chairman Kennedy and Directors Coyle, Djonovic, Helmer and McNelis. All Committee members are independent. The Nominating Committee met one time and the Corporate Governance Committee met one time prior to the Committees combining. The Nominating and Corporate Governance Committee met four times during the fiscal year ended September 30, 2012.

The Nominating and Corporate Governance Committee's responsibilities include the periodic review of the size of the Board and making recommendations for change, if indicated, establishing procedures for evaluating the Board of Directors, developing a director orientation program, developing standards for director training and continuing education, reviewing Board policies, reviewing and evaluating Board compensation and recommending changes thereto, reviewing Provident New York Bancorp’s Certificate of Incorporation and Bylaws, and reviewing and approving related-party transactions.
The Nominating and Corporate Governance Committee identifies nominees by first evaluating, or, through a sub-committee, causing an evaluation of the current members of the Board of Directors willing to continue in service.
Current members of the Board with skills and experience that are relevant to Provident New York Bancorp’s business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the Board with that of obtaining a new perspective. If there were a vacancy on the Board because any member of the Board does not wish to continue in service, or if it is decided not to re-nominate a director for re-election, the Nominating and Corporate Governance Committee would determine the desired skills and experience of a new nominee, solicit suggestions for director candidates from all Board members, and may engage in other search activities, which activities may be conducted through a sub-committee. Criteria identified by the Board from time-to-time include factors relative to the overall composition of the Board and such other factors as the Nominating and Corporate Governance Committee deems appropriate, such as a potential candidate’s business experience, specific areas of expertise, skills, and background. When identifying nominees to serve as director, the Corporate Governance and Nominating Committee seek to create a Board that is strong in its collective knowledge and has a diversity of skills and experience with respect to accounting and finance, management and leadership, vision and strategy, business operations, business judgment, industry knowledge, knowledge of the community served and corporate governance.

Candidates should possess certain attributes, including integrity and a devotion to ethical behavior, a primary interest in the well-being of Provident New York Bancorp, a capacity for independent judgment, good business acumen, the capacity to protect confidential information, an ability to work as a member of a team and a willingness to evaluate other opinions or points of view. In addition to examining a candidate’s qualifications in light of the above attributes, the Nominating and Corporate Goverance Committee would consider the following: the overall character of the candidate and any existing or potential conflict of interest; the candidate’s willingness to serve and ability to devote the time and effort required; the candidate’s record of leadership; and the ability to develop business for Provident New York Bancorp.
Our Bylaws were amended effective October 25, 2012 to delete the requirement that directors reside or work in a county in which Provident Bank maintains an office or in a county contiguous to a county in which Provident Bank maintains an office at the time of first nomination and election, or appointment.
The Nominating and Corporate Governance Committee may consider qualified candidates for director suggested by our stockholders. Stockholders can suggest qualified candidates for director by writing to our Corporate Secretary at 400 Rella Boulevard, Montebello, New York 10901. The Corporate Secretary must receive a submission not less than 90 days prior to the anniversary date of the mailing of our proxy materials for the preceding year’s annual meeting. The submission must include the following:

•	A statement that the writer is a stockholder and is proposing a candidate for consideration by the Committee;

•
The name and address of the stockholder as such information appears on Provident New York Bancorp’s books, and the number of shares of Provident New York Bancorp’s common stock that are owned beneficially by such stockholder. If the stockholder is not a holder of record, appropriate evidence of the stockholder’s ownership will be required;

•
The name, address and contact information for the candidate, and the number of shares of common stock of Provident New York Bancorp that are owned by the candidate. If the candidate is not a holder of record, appropriate evidence of the stockholder’s ownership will be required;

•	A statement of the candidate’s business and educational experience;

•	Such other information regarding the candidate as would be required to be included in Provident New York Bancorp’s proxy statement pursuant to Securities and Exchange Commission Regulation 14A;

•	A statement detailing any relationship between the candidate and any customer, supplier or competitor of Provident New York Bancorp or its affiliates;

•	Detailed information about any relationship or understanding between the proposing stockholder and the candidate; and

•	A statement that the candidate is willing to be considered and willing to serve as a Director if nominated and elected.
Submissions that are received and that satisfy the above requirements are forwarded to the Chairman of the Nominating and Corporate Governance Committee for further review and consideration. A nomination submitted by a stockholder for presentation by the stockholder at an annual meeting of stockholders must comply with the procedural and informational requirements described in “Advance Notice of Business to be conducted at an Annual Meeting.”

Audit Committee. The Audit Committee consists of Directors Jauntig, who serves as Chairman, Deutsch, Djonivic, Kossover, and Steinberg. The Board of Directors has determined that Director Jauntig qualifies as an “audit committee financial expert.” Each member of the Audit Committee is independent. Mr. Deutsch was appointed to the Audit Committee effective November 7, 2012.
As more fully described in the Audit Committee Charter, the Audit Committee is responsible for overseeing our accounting and financial reporting processes, including the quarterly review and the annual audit of our consolidated financial statements by the independent registered public accounting firm. In addition, the Audit Committee meets with our internal Chief Auditor to review the results of audits of specific areas on a quarterly basis. The Audit Committee met eleven times during the fiscal year ended September 30, 2012.
Compensation Committee. The Compensation Committee consists of Directors Steinberg, who serves as Chairman, Kennedy, McNelis, and Rosenstock, each of whom is independent. The Compensation Committee is responsible for determining the salaries of the President and Chief Executive Officer and all Executive Officers. The Compensation Committee also determines annual cash incentive payments to the CEO and other executive officers in accordance with the terms of the Executive Officer Incentive Plan. Determinations with respect to grants under stock benefit plans are made by the Compensation Committee, excluding any director who is not considered “disinterested” for purposes of Section 162(m) of the Internal Revenue Code. Mr. Coyle does not qualify as disinterested under Section 162(m). The Compensation Committee met twelve times during the fiscal year ended September 30, 2012.
Enterprise Risk Committee. The Enterprise Risk Committee consists of Directors Kahn, who serves as Chairman, Kossover, O'Toole, Rosenstock, Strayton and Kopnisky. The Enterprise Risk Committee's Responsibilities include overseeing all aspects of the enterprise-wide risk management. The Committee assists the Board of Directors and oversees the efforts of Company management in formulating strategies, policies and procedures with respect to the identification, measurement, management and control of all categories of risk. The Enterprise Risk Committee met seven times during the fiscal year ended September 30, 2012. Richard O'Toole was appointed to the Enterprise Risk Committee effective October 31, 2012.
Audit Committee Report
The Audit Committee reviews the Company's financial reporting process on behalf of the Board. Management bears primary responsibility for the financial statements and the reporting process, including the system of internal controls and disclosure controls. The independent registered public accounting firm is responsible for expressing an opinion on the conformity of those audited consolidated financial statements with United States generally accepted accounting principles.
As part of its ongoing activities, the Audit Committee has:

•	Reviewed and discussed with management Provident New York Bancorp’s audited consolidated financial statements for the fiscal year ended September 30, 2012;

•	Discussed with the independent registered public accounting firm the matters required to be discussed under Public Company Accounting Oversight Board standards; and

•
Received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence as currently in effect and discussed with the independent registered public accounting firm their independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2012 for filing with the Securities and Exchange Commission.
This report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that Provident New York Bancorp specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.
This report has been provided by the Audit Committee:

Thomas F. Jauntig, Jr.	James F. Deutsch	Navy Djonovic	Victoria Kossover	Burt Steinberg

Communications with the Board of Directors
Any stockholder who wishes to contact our Board of Directors or an individual director may do so by writing to: Board of Directors, Provident New York Bancorp, 400 Rella Boulevard, Montebello, New York 10901, Attention: Chief Executive Officer or Corporate Secretary. The letter should indicate that the author is a stockholder of Provident New York Bancorp, and, if shares are not held of record, should include appropriate evidence of stock ownership. Communications are reviewed by the Corporate Secretary and are then distributed to the Board of Directors or the individual director, as appropriate, depending on the facts and circumstances outlined in the communications received. The President and Chief Executive Officer, however, may directly respond at his discretion. If appropriate, the Corporate Secretary may (1) handle an inquiry directly or (2) forward a communication for response by another employee of Provident New York Bancorp. A copy of any such communication and response is forwarded to the Board at the next available Board meeting. The Corporate Secretary has the authority not to forward a communication if it is primarily commercial in nature, relates to an improper or irrelevant topic, or is unduly hostile, threatening, illegal or otherwise inappropriate.
Board Leadership Structure and the Board’s Role in Risk Oversight
The Board has reviewed the current Board leadership structure of Provident New York Bancorp, Provident Bank and all affiliates, which consists of a separate Chairman of the Board and a President and Chief Executive Officer. The Chairman of the Board performs all duties and has all powers which are commonly incident to the office of Chairman of the Board or which are delegated to him by the Board of Directors, including presiding at all meetings of the stockholders and all meetings of the Board of Directors. The President and Chief Executive Officer has responsibility for the management and control of the business and affairs of the Company and has general supervision of all of the officers (other than the Chairman of the Board), employees and agents of the Company. The Board believes that separating the roles enhances both the independence of the Board and its effectiveness in discharging its responsibilities and that this procedure is currently the most appropriate Board leadership structure for the Company.
In 2011, the Board established a new Enterprise Risk Committee. The members of this Committee consist of Directors Thomas G. Kahn, who serves as Chairman, Victoria Kossover, Richard O'Toole, Carl Rosenstock, George Strayton and Jack Kopnisky, and meet at least on a quarterly basis. The Committee’s main responsibilities include providing specific oversight of the Company’s enterprise-wide risk management functions and reporting to the Board on its activities. The Committee oversees the efforts of Company management in formulating strategies, policies and procedures with respect to the identification, measurement, management and control of all categories of risk, including (a) credit risk, (b) interest rate risk, (c) liquidity risk, (d) market risk, (e) operational risk, including legal and regulatory risk, and (f) strategic business risk. In such capacity, the Committee is responsible for, among other things, overseeing the efforts of Company management in (i) fostering the establishment and maintenance of an effective risk culture, (ii) assisting the Board in establishing prudent levels of risk consistent with the Company’s strategic objectives and in promulgating appropriate corresponding reporting and escalation guidelines, (iii) assessing and monitoring the effectiveness of the Company’s risk management leadership and infrastructure, (iv) monitoring trends within each category of risk, including those identified above, and also any interrelationship among multiple risks, (v) considering risk associated with any major new Company initiatives, (vi) assessing the Bank’s capital management and allocation and (vii) facilitating the education of the full Board as necessary with respect to any pertinent risk topics. In conjunction with the Enterprise Risk Committee, on a quarterly basis, the Chief Risk Officer presents a consolidated Risk Assessment Report to the Board covering credit risk, market and capital risk, operational and IT controls, information security, and strategic risks.
The Audit Committee also plays a role in risk oversight. The Audit Committee has oversight responsibility with respect to the integrity of the Company’s financial reporting process and systems of internal controls regarding finance and accounting, as well as its financial statements.
Attendance at Annual Meetings of Stockholders
Provident New York Bancorp does not have a policy regarding director attendance at annual meetings of stockholders. All of our directors attended the prior fiscal year’s annual meeting of stockholders.
Compensation Discussion & Analysis
This Compensation Discussion & Analysis (“CD&A”) is intended to outline, among other things, Provident New York Bancorp's (“Provident” or the “Company”) compensation philosophy, objectives and processes. It also sets out our method for decision-making regarding executive compensation and the data and reasoning behind the decisions that are made.
Executive Summary
Compensation Highlights. Our compensation programs are developed to attract, motivate and retain high quality talent that will help us achieve our strategic objectives. The Committee regularly reviews the Company's compensation philosophy objectives and processes to best align with our business objectives, stockholder interests, regulatory requirements and emerging best practices, including oversight of risks.
During 2012 the Committee enhanced our total compensation program as follows:

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At the beginning of 2012, the Board approved a new short-term cash incentive plan for executives. Each executive has a specified target annual cash incentive award, based on his or her role at the Company. The target incentive is based on competitive practices and reflects the award to be paid for meeting predefined performance goals. Each executive has predefined performance goals based on the executive's role and area of contribution, and each goal is weighted to determine their incentive.

•
In keeping with emerging best practices we sought and gained approval from our stockholders for a new Incentive Stock Plan ("the Plan") that aligns the interests of our executives and key employees with stockholders and the long-term performance of the Company. A key component of the Plan is the introduction of performance shares with the goal of rewarding executives for performance that enhances long-term stockholder value.

Compensation Philosophy & Guiding Principles
Provident’s executive compensation program is designed to attract, develop and retain experienced, high quality executive officers who are capable of maximizing long-term business performance for the benefit of our stockholders. The Compensation Committee of Provident’s Board of Directors (the “Committee”) administers the total compensation program.
The Committee seeks to award executive officers with a total compensation package that is competitive and is aligned with the financial and non-financial business goals supporting Provident’s brand, values and business strategy.
The total compensation program is designed to meet the following high level objectives:

•	Enable the Company to attract and retain the talent needed to execute our business strategy and retain our position in a highly competitive regional banking market.

•	Provide a total compensation package that is competitive, supports our business strategy and incorporates sound risk management.

•	Provide a significant portion of total compensation based on performance relative to short and long-term goals.

•	Motivate and reward our executives for driving our success and creating value for our stockholders.

•	Encourage executives to hold our stock, further aligning the interest of our executives with our stockholders.

We accomplish these objectives through an integrated total compensation program, which includes the following components:

Component	Objective/Purpose	Opportunity

Base Salary
•  Attract and retain qualified talent.
•  Provide competitive and fair base compensation to recognize executives’ roles, responsibilities, contributions, experience and performance.
•  Represent fixed compensation that is the basis for other compensation elements (such as incentive pay).

•  Salaries generally are targeted to be within the range of market.
•  Actual salaries and increases reflect an executive’s performance, experience and pay level relative to internal and external salary relationships.

Annual Cash Incentive
•  Motivate and reward achievement of specific annual performance goals.
•  Provide meaningful “pay-at-risk” that is re-earned each year based on performance.
•  Align total cash compensation and annual performance.
• Competitive opportunities when performance goals are achieved. • Above market awards for superior performance. • Below market awards when performance goals are not achieved.

Equity Compensation
•  Reward executives for driving long-term growth, profitability and stockholder value.
•  Align executives with stockholder interests with stock options, which reward stock price appreciation.
•  Grant restricted stock to help ensure executives have an ownership/equity interest.
•  Enable the Company to attract and retain talent.
• Awards are competitive with industry practice and norms. • The value of actual awards reflects stock price appreciation.

Benefits and Perquisites	• Enable the Company to attract and retain qualified talent. • Provide insurance and retirement security benefits.	• Competitive with industry practice.

Employment Agreements and Severance/Change in Control Benefits	• Protect the executive and the Company in the event of termination. • Retain executives in the event of a change in control.	• Appropriate within industry practice.
Through the combination of these various compensation components, we believe the Company has an effective program, which balances multiple needs and related objectives. In light of the balanced approach of its compensation program, the Company also has determined that its compensation policies and practices are not reasonably likely to have a material adverse effect on the Company or the Company's risk profile.

The Committee reviews its philosophy and executive compensation practices annually for alignment with our strategic goals and desired objectives.
Role of the Compensation Committee, Management and the Compensation Consultant in the Executive Compensation Process
Role of the Compensation Committee
The Committee is responsible for discharging the Board’s responsibilities concerning executive compensation. Four members of the Board, each of whom is independent, serve on the Committee. The Committee meets throughout the year, including twelve meetings held during fiscal year 2012. The Chairman of the Committee reports on Committee actions at Board meetings.
The Committee reviews all compensation components for Provident’s President and Chief Executive Officer (“CEO”), Chief Financial Officer (“CFO”), and the three other most highly compensated executive officers (collectively, the “NEOs”). The components are reviewed by element and in the aggregate, including base salary, annual incentive, total cash compensation, long-term incentives/equity, total direct compensation, benefits and perquisites, and total compensation. In addition, the Committee reviews the pay-for-performance relationship and considers all elements in the aggregate as part of the executive’s total compensation package.
The Committee’s major duties and responsibilities are to:

•	Administer and review compensation, benefit and perquisites programs.

•	Evaluate CEO performance and other senior executive officer performance.

•	Review all aspects of the CEO’s pay program; consider and approve CEO’s base salary.

•
Review all aspects of the pay programs of the senior executive officers who report to the CEO, including an assessment of risk in connection with the compensation program; consider and approve senior executive officer base salaries.

•	Award annual cash incentive payments to the CEO and other senior executive officers in accordance with the terms of the Executive Officer Incentive Plan.

•	Make recommendations to the Board with regard to incentive, equity and executive benefit plans.

•	Oversee the Company’s compliance with all regulations related to executive compensation.

•	Review and approve all severance and termination arrangements for senior executive officers.

•	Review and approve the CD&A.
The Committee has the authority to retain any advisors needed to perform its responsibilities. The Committee also routinely obtains advice and assistance from internal or external legal, human resource, accounting or other experts, advisors, or consultants, as it deems appropriate.
Role of Provident’s Management
Although the Committee and the Board are ultimately responsible for executive compensation, they obtain information and input from management in connection with their decisions.
Below is a summary of the role of Provident’s management in assessing and recommending executive compensation:

•	The CEO and other executive officers propose an annual business plan to be approved by the Board. The Plan forms the basis for the Committee to establish annual incentive targets.

•	The CEO provides a self-assessment of his performance to the Committee for review at the end of each year.

•	The CEO presents executive officer performance summaries and recommendations relating to executive officer compensation to the Committee for ultimate action by the Board.

•	The CEO and Chief Human Capital Officer develop proposals relating to potential changes in compensation programs for review and action by the Committee.

•	The CEO and Chief Human Capital Officer provide the Committee with data necessary to evaluate and implement compensation proposals and programs.

•	The Chief Human Capital Officer provides data and information and serves as advisor to the Committee as needed.

•	The Chief Human Capital Officer works with outside consultants to provide data and information related to the Committee’s needs and objectives.

Role of the Compensation Consultant
The Committee has the authority to hire a compensation consultant and other advisors throughout the year for advice on executive compensation. The Committee has direct access to the consultant for issues that may be related to executive compensation and benefits. In addition to compensation consultants, the Committee has access to outside legal counsel or other experts as needed.
During 2012, the Committee continued its relationship with Pearl Meyer & Partners ("PM&P") a nationally recognized independent consulting firm specializing in executive and board compensation, to assist the Committee in discharging its responsibilities. PM&P conducts periodic comprehensive total compensation studies as well as ongoing updates on market trends and best practices. The Committee requests and utilizes this information, as needed, to make informed decisions and develop review processes. The Committee periodically requests consultants and advisors to present findings or provide education regarding best practices and trends in the banking industry related to executive compensation. PM&P was engaged to conduct an updated review of our executive and board compensation programs and to assist in the development of short and long-term incentive plans as requested by the Committee.
The compensation consultant reports directly to the Committee. In the event that the Company desires to seek the expertise of the consulting firm for assistance with other issues not directly related to executive compensation, the Committee must first approve such activities.
Compensation Determinations
Compensation Benchmarking
As part of its analysis and decision making process, the Committee assesses competitive market compensation using a number of data sources. Periodically, the Committee's consultant selects the peer group to reflect banks of similar asset size and geographic region; the two factors that the Committee believes most directly influence executive compensation in community banks.
The Committee did not request a peer group review update in connection with setting base salaries for 2012 and did not formally benchmark or target base salaries at any particular level. Instead, the Committee received information on general market conditions and compensation trends from its consultant in helping to guide its decisions. For 2012, the Committee established base salaries based on its subjective assessment of each executive officer's level of responsibility and performance. The Committee last requested a detailed peer group review in spring of 2011.
Compensation Decision Process
In determining compensation for the CEO, the Committee considers its assessment of the CEO’s performance and overall Company performance. For all other senior executives, the Committee considers the overall Company performance and the CEO’s assessment of each executive officer’s performance.
The Committee considers many factors when making decisions about compensation including, but not limited to:

•	The Company’s total compensation philosophy and desired objectives.

•	The Company’s financial performance in terms of the attainment of both annual and long-term goals and objectives.

•	The relative appropriateness of each executive’s compensation compared to other executives and the CEO.

•	Overall total compensation and pay mix.

•	Individual performance, experience and the contributions of each executive.

•	Ownership of our stock.

•	Alignment with stockholder interests.

•	Desire to manage fixed compensation expenses and focus on performance-based compensation within the Company's risk profile.
The Committee reviews all aspects of compensation to ensure total compensation achieves its desired objectives. The mix of total compensation is designed to provide significant focus on performance incentives, both short and long-term. The Committee reviews executives’ pay mix relative to market. While the Committee does not target a specific pay mix, it generally targets at least 50% of total compensation opportunity to be based on performance.
Compensation Elements
Provident’s total compensation program consists of four main components; base salary, annual cash incentive compensation, stock based compensations and benefits.

Base Salary
The purpose of base salary is to provide competitive and fair base salary that recognizes the executive's roles, responsibilities, contributions, experience and performance. Base salary represents a fixed element of compensation that reflects executive's long-term performance and market pay level for the executive's roles and responsibilities. Base salaries generally are targeted to be competitive with the known practices of comparable financial institutions in the region, but are not benchmarked to any specific level.
The Committee approved salaries for the NEOs in connection with the negotiation of employment agreements. As a result of these negotiations and the Committee's view that annual salaries are competitive, no adjustments were made during 2012.
Annual Management Incentive Compensation
An integral part of Provident's total compensation program is the Executive Short-Term Incentive Plan ("STI Plan"). The plan is designed to motivate and reward key members of management for achieving specific corporate, business unit and individual goals that support our strategic plan. Measurements for the plan are approved annually by the Committee.
Each NEO has a target incentive opportunity defined by their employment agreements as a percentage of base salary. The target incentive is based on competitive practices and reflects the award to be paid for meeting predefined performance goals. Incentive targets for 2012 were 50% for Mr. Kopnisky, 35% for Mr. Bagatelle and 30% for the other NEOs.

Name and Principal Position	Base Salary (1)	Incentive Target %	Target STI Bonus
Jack Kopnisky, President and CEO	$550,000	50%	$275,000
David Bagatelle, EVP and NYC Market President	$364,615	35%	$127,615
Daniel G. Rothstein, EVP and Chief Risk Officer and Regulatory Counsel	$289,864	30%	$86,959
James Peoples, EVP and Northern and Central market President	$268,750	30%	$80,625
Stephen Masterson, EVP and CFO	$233,750	30%	$70,125
(1) Represents base salary received during the fiscal year ended September 30, 2012.
There are three categories of performance measures for each participant: Corporate Component which measures the financial performance of the Company; Business Unit Component, which measures the performance of the business unit against plan; and Individual Component which is defined for each executive. Measures are set for each of these three components with the mix and weight differing based on each officer's role.
The Corporate Component is determined by evaluating performance against predefined financial measures, although the Committee has the authority to adjust the financial measures for unusual events. Each measure is weighted equally.
The Business Unit Component is determined based on the financial and operating results of the business unit relative to goals established for the year.
The Individual Component is determined based on an assessment of each NEO's individual performance against specific performance objectives for the year.
The weightings of the three categories are shown in the chart below:

Weight of Incentive Plan Components
Name and Principal Position	Corporate	Business Unit	Individual
Jack Kopnisky, President and CEO	80%		20%
David Bagatelle EVP and NYC Market President	40%	40%	20%
Daniel G. Rothstein, EVP and Chief Risk Officer and Regulatory Counsel	60%	20%	20%
James Peoples, EVP and Northern and Central Market President	40%	40%	20%
Stephen Masterson, EVP and CFO	60%	20%	20%

Payout for each component is determined independently in arriving at the overall incentive payout. As a result, the participant may not achieve minimum performance on one component but may still receive an award on other components.  Awards may range from 0 to 200% of target depending on performance. Threshold performance will pay out at 50% of target and achieving superior performance can result in awards up to 200% of target.   Performance below threshold will result in no payout. Interpolation between performance at threshold, target and superior will be calculated to encourage and reward incremental performance improvement.
2012 Incentive Award Determination
Corporate Component: The Corporate Component is determined by evaluating performance relative to two predefined financial measures: earnings per share and return on average assets.

		Corporate Component Goals
	Threshold	Target				Superior
Payout	50%	100%	125%	150%	175%	200%
EPS	$0.53	$0.59	$0.62	$0.65	$0.68	$0.72
ROAA	0.62%	0.69%	0.72%	0.75%	0.79%	0.82%

For the fiscal year ended September 30, 2012, the Company reported earnings of $0.52 per share and a return on average assets of 0.62% under generally accepted accounting principles in the United States. The Committee determined that the reported financial results did not reflect management's performance since the reported financial results included non-recurring charges associated with the acquisition of Gotham Bank of New York ("Gotham Bank"), which was completed on August 10, 2012. As a result, the Committee decided to adjust the reported results to exclude those charges when evaluating the Corporate Component. Excluding the merger-related charges, the Company had earnings per share of $0.64 and a return on average assets of 0.76%. Accordingly, the Committee scored the Corporate Component at 150% of target.
Business Unit Component: Each NEO is evaluated based on the achievement of financial measures and other operating goals of the unit. The chart below lists the business unit component scores for each NEO and summarizes the unit's performance.

Name and Principal Position	STI Business Unit Score % of Target	Summary of Performance
Jack Kopnisky, President and CEO	N/A	N/A
David Bagatelle, EVP and NYC Market President	125%
Mr. Bagatelle led the expansion into the New York City market, with the opening of PBNY's first New York City office and the deployment of 7 commercial relationship middle market teams. As of September 30, 2012, Provident had total loans of $332 million and total deposits of $475 million in the New York City area, primarily as a result of the acquisition of Gotham Bank.

Daniel G. Rothstein, EVP and Chief Risk Officer and Regulatory Counsel	100%
Mr. Rothstein led the Company's efforts to continue improving asset quality. For the fiscal year ended September 30, 2012, target for Non-Performing Assets to Total Assets was 1.50% compared to actual performance of 1.15%. In addition, target for Net Charge-Offs to Average Loans was 0.60% compared to actual performance of 0.56%.

James Peoples, EVP and Northern Central Market President	125%
Mr. Peoples led meaningful improvements in financial and operating performance in the Northern and Central markets. For the fiscal year ended September 30, 2012, loan origination and loan growth was $524 million and $175 million respectively, and deposit growth was $48.5 million. Other strategic contributions included the implementation of team-based commercial and business banking and improvements in operating efficiency through the rationalization of four financial centers.

Stephen Masterson, EVP and CFO	0%	*

Individual Component: The Individual Component is determined through a review as part of the Company-wide performance management process. Each NEO is evaluated based on the subjective achievement of individual performance objectives. The Committee evaluates the CEO, and the CEO evaluates the other NEOs in consultation with the Committee. The chart below lists the individual component scores for each NEO and summarizes each NEOs' performance:

Name and Principal Position	STI Individual Score % of Target	Summary of Performance
Jack Kopnisky, President and CEO	150%
Under Mr. Kopnisky's leadership the Company exceeded its financial, strategic and tactical expectations. The Company exceeded its goals for earnings per share, return on assets, loan and deposit growth while reducing core operating expenses, improving credit quality and maintaining a strong enterprise risk management platform. Mr. Kopnisky led the development and implementation of Provident's new strategic initiatives to create a high performing regional bank in the metropolitan New York area.

David Bagatelle, EVP and NYC Market President	150%	Mr. Bagatelle has driven strong operating results from the hiring of seven commercial relationship middle market teams and facilitated the acquisition of Gotham Bank.
Daniel G. Rothstein, EVP and General Counsel	150%
Mr. Rothstein has built a strong alignment between risk, legal and the business units he supports and has created a best-in-class enterprise risk management monitoring system. Asset quality metrics significantly improved during the fiscal year ended September 30, 2012 and outperformed targeted levels.

James Peoples, EVP and Northern Central Market President	150%
Mr. Peoples significantly contributed to the development of the current and future operating model of the Company. Mr. Peoples has successfully realigned the commercial and business banking segments in his market area into 11 teams. He has led a number of critical strategic initiatives to establish a strong platform for future growth.

Stephen V Masterson, EVP and CFO	0%	*

* Mr. Masterson resigned as Executive Vice President, Chief Financial Officer effective December 14, 2012.

Final Tabulation of Annual Incentive Compensation: The table below sets forth the final tabulation for the annual incentive compensation

Annual Incentive Compensation
Name and Principal Position	Corporate Component	Business Unit Component	Individual Component	Total
Jack Kopnisky, President and CEO	$330,000	N/A	$82,500	$412,500
David Bagatelle, EVP and NYC Market President	$76,569	$63,808	$38,285	$178,662
Daniel G. Rothstein, EVP and Chief Risk Officer and Regulatory Counsel	$78,263	$17,392	$26,088	$121,743
James Peoples, EVP and Northers and Central Market President	$48,375	$40,313	$24,188	$112,875
Stephen Masterson, EVP and CFO	$50,000	$0	$0	$50,000
Equity Based Compensation
Another key element of executive total compensation is the Company's equity based plans, which are the Provident Bancorp, Inc. 2004 Stock Incentive Plan (the “2004 Plan”), and the Provident New York Bancorp 2012 Stock Incentive Plan (the "2012 Plan" or "Long-Term Incentive Plan"), collectively referred to as “the Plans”. The purpose of the Plans is to provide long-term incentives that align the interests of executives with stockholder interests and the long-term interests of the Company. Stock is also a critical element to attract and retain highly qualified officers. Stock options align executives with stockholder interests by rewarding for stock price appreciation while restricted stock ensures an “ownership” interest.

The disinterested members of the Committee administer the Plans and are responsible for awarding any of three types of equity-linked awards to eligible individuals—stock options, stock appreciation rights and restricted stock in accordance with the terms of the Plans.

During the fiscal year 2012, equity award grants were negotiated as part of new employment arrangements. See page 25 under Grants of Plan-Based Awards. Equity grants under the Company's Long-Term Incentive Plan will be awarded during the fiscal year 2013 in accordance with the terms of the plan.
Benefits
Provident sponsors a variety of benefit plans for all employees, in which the executives also participate. These benefits include the Provident Bank Employee Stock Ownership Plan, a 401(k) Plan, the Provident Bank Defined Benefit Pension Plan (for which benefit accruals have been frozen since September 30, 2006), life insurance, and health and welfare benefits.

Provident also provides certain executive benefits and perquisites that are designed to provide benefits to executives to address tax code limitations. Provident's policy on benefits has been to provide benefits consistent with market practice.

Additional benefits and perquisites provided for executives include:

Supplemental Retirement Benefits

Provident provides certain NEOs with supplemental retirement benefits to make up for benefits that would otherwise be payable under our tax-qualified plans if specified tax code limitations did not apply.

Insurance

Provident provides certain named executives officers with supplemental long-term disability insurance, long-term care insurance, and life insurance. The Committee believes that these insurance benefits are generally important to address market practices and attract and retain qualified employees.

Perquisites

Certain executives are eligible for modest perquisites such as country club dues. Provident does not otherwise provide significant perquisites or personal benefits to its executives. These perquisites are in keeping with customary practice and supports our business goals.
Other Matters
Impact of Accounting and Tax on the Form of Compensation

The Committee takes into account the various tax and accounting implications of compensation and benefit vehicles utilized by the Company.

•
The Committee considers the impact of the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification Topic 718 - Compensation - Stock Compensation, on Provident's use of equity incentives. Provident expenses all grants in accordance with this requirement.

•
Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), limits the tax deduction for compensation paid to NEOs to $1,000,000. This deduction limitation does not apply to compensation that constitutes “qualified performance-based compensation” within the meaning of Section 162(m) of the Code and regulations promulgated thereunder, including certain performance-based compensation that has been approved by the stockholders. Our stockholders have approved the 2004 Plan and the 2012 Plan, which are designed to allow the deduction as an expense on behalf of the Company for income realized by the participant on the exercise of the stock options. Generally, the Committee wishes to maximize Provident's federal income tax deductions for compensation expense.  Nonetheless, the Committee believes that there are circumstances in which the provision of compensation that is not fully deductible may be more consistent with its compensation philosophy and objectives and may be in the best interests of Provident New York Bancorp and its stockholders.

The Committee's ability to retain flexibility in this regard may, in certain circumstances, outweigh the advantages of qualifying certain compensation as deductible under Section 162(m).

Adjustment or Recovery of Awards

Under Section 304 of the Sarbanes-Oxley Act of 2002, if Provident New York Bancorp is required to restate its financial statements due to material non-compliance with any financial reporting requirements based upon a judicial determination of misconduct, the CEO and the CFO must reimburse Provident for:

•	Any bonus or other incentive-based or equity-based compensation received during the 12 months following the first public issuance of the non-complying document.

•	Any profits realized from the sale of Provident securities during those 12 months.

With respect to the Executive Short-Term Incentive Plan and the Long-Term Incentive Plan, in the event that Provident New York Bancorp is required to prepare an accounting restatement due to error, omission or fraud (as determined by the members of the Board of Directors who are considered “independent” for purposes of the listing standards of the NYSE), each executive officer shall reimburse the Company for part or the entire incentive award made to such executive officer on the basis of having met or exceeded specific targets for performance periods.  For purposes of this policy, (i) the term “incentive awards” means awards under the Company's Short-Term Incentive Plan, and the Company's Long-Term Incentive Plan,  the amount of which is determined in whole or in part upon specific performance targets relating to the financial results of the Company; and (ii) the term executive officer means employees who are eligible to participate in the Company's Short-Term Incentive Plan and Long-Term Incentive Plan.  The Company may seek to reclaim incentive awards within a three-year period of the incentive payout.

Consideration of Prior Amounts Realized

In furtherance of Provident's strategy of emphasizing rewards for future superior performance, prior compensation outcomes, including stock compensation gains, are generally not considered in setting future compensation levels.

Stock Ownership Guidelines

The Committee concluded that NEOs and Board members should own a significant amount of the Company's stock. Any person nominated, appointed or elected to the Board of Directors, in order to qualify as such, must own and thereafter continue to hold at least 500 shares of the Company's common stock from the time of first appointment or election to the Board of Directors. Within five years of joining the Board or being named to an executive position, Board members and NEOs are required to achieve ownership of a defined market value of Company stock. Specific guidelines are:

•	Lesser of four times annual base salary or 200,000 shares for the Chief Executive Officer.

•	Lesser of two times base annual salary or 40,000 shares for other NEOs.

•	Directors are expected to achieve ownership of the lesser of five times Board retainer or 20,000 shares

The period to achieve compliance is five years from the later of (1) the day of first appointment to the Board of Directors or executive officer position or (2) the day of adoption of these guidelines, which was December 20, 2011, unless approved by the Committee. The Committee monitors ownership levels and compliance on an annual basis. Below is a summary of shares that qualify for the ownership requirements described above:

•
Beneficially owned shares that the individual owns or has voting power including the power to vote, or to direct the voting; and/or, investment power including the power to dispose or to direct the disposition.

•	Shares owned by an individual in the Company's benefit plans (e.g. ESOP, 401K).

•	Shares held by an investor in the Company for which a Board member serves as a designee.

Unvested restricted stock and unexercised stock options are excluded.

NEOs and Board members are expected to hold 75% of any net shares received through compensatory equity based grants until the ownership guidelines are achieved. Once an NEO or Board member achieves the ownership requirement, he/she is no longer restricted by the holding requirement; provided his/her total stock ownership level does not fall below the ownership guidelines.

Employment Agreements

Provident provides employment agreements to all NEOs. Consistent with compensation practices of many other companies we have phased out the evergreen feature in the employment agreements for our NEOs. Also in keeping with best practices in the future any employment contracts for NEOs will not provide for gross up provisions for “excess parachute payments” under Internal Revenue Code Section 280G. In addition we will no longer provide for the acceleration of vesting of stock options or restricted shares as a single trigger provision for potential payments upon a Change in Control.

For a discussion of their terms, see “Employment Agreements and Potential Payments upon Termination or a Change in Control.”

Compensation Committee Report

The Compensation Committee evaluates and establishes compensation for executive officers. Although management has the primary responsibility for Provident's financial statements and reporting process, including the disclosure of the CD&A, the Committee has reviewed the CD&A with management and is satisfied it represents the philosophy, intent, and actions of the Committee with regard to executive compensation. We recommend to the Board of Directors that the CD&A be included in this proxy statement for filing with the Securities and Exchange Commission.

Burt Steinberg, Chairman
R. Michael Kennedy
Donald T. McNelis
Carl Rosenstock

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee is or has been one of our officers or employees or an officer or employee of any of our subsidiaries. During the fiscal year 2012, none of our executive officers served on the Compensation Committee (or equivalent), or the board of directors of another entity whose executive officer(s) served on our Compensation Committee or Board of Directors.

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Executive Compensation
The following table sets forth for the fiscal year ended September 30, 2012, certain information regarding total remuneration paid to our President and Chief Executive Officer, former Chief Financial Officer, current Chief Financial Officer as of September 30, 2012 and to our other three most highly compensated executive officers. We refer to these executive officers as the “NEOs."
SUMMARY COMPENSATION TABLE

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)	Option Awards ($) (f)	Non Equity Incentive Plan Compensation ($) (g)	Change in Pension Value and Non Qualified Deferred Compensation Earnings($) (h)	All Other Compensation ($) (i)	Total ($) (j)
Jack Kopnisky, President and CEO	2012	$550,000	-	-	-	$412,500	-	$41,968	$1,004,468
	2011	$126,923	$75,000	$349,990	$249,998	-	-	$12,094	$814,005

Stephen Masterson, EVP Chief Financial Officer (1)	2012	$233,750	$25,000	$46,970	$48,125	$50,000	-	$8,524	$412,369

Daniel G. Rothstein, EVP General Counsel	2012	$289,864	-	$87,300	-	$121,743	-	$56,540	$555,447
	2011	$286,831	-	-	-	-	-	$65,055	$351,886
	2010	$274,182	-	-	$45,240	$92,536	-	$57,020	$468,978

David Bagatelle, EVP Market President	2012	$364,615	-	$79,925	$100,880	$178,662	-	$13,979	$738,061

James Peoples, EVP Market President (2)	2012	$268,750	$25,000	$52,275	$51,313	$112,875	-	$3,233	$513,446

Paul A. Maisch, Former EVP Chief Financial Officer (3)	2012	$82,630	-	-	-	-	$3,769	$350,765	$437,164
	2011	$260,984	-	-	-	-	$3,554	$50,960	$315,498
	2010	$249,480	-	-	$45,240	$84,200	$3,521	$42,081	$424,522
Footnotes:
1) Mr. Masterson's salary for 2012 represents base salary received during the fiscal year ended September 30, 2012. Mr. Masterson commenced his employment on January 9, 2012. Mr. Masterson resigned effective December 14, 2012.
2) Mr. Peoples' salary for 2012 represents base salary received during the fiscal year ended September 30, 2012. Mr. Peoples commenced his employment on November 30, 2011.
3) Mr. Maisch resigned effective January 9, 2012.

Column Notes:

(c)	The figures shown for salary represent amounts earned for the respective fiscal year ended September 30.

(d)	For Mr. Masterson and Mr. Peoples, the amount represents the sign-on bonus received as a component of their employment compensation.

(e)	Represents the aggregate grant date value of restricted stock awarded to the NEO during the applicable year, calculated in accordance with
FASB ASC Topic 718 for financial statement purposes. For more information on the assumptions used in the valuation of these awards, see note 12 (e) to the audited statements in our Annual Report on Form 10-K for the year ended September 30, 2012. This amount does not reflect the value of dividends paid on unvested restricted stock, which is included in the Summary Compensation table under the caption “All Other Compensation”.

(f)	Represents the aggregate grant date fair value of options to purchase with FASB ASC Topic 718 for financial statement purposes. For more information on the assumptions used in the valuation of these awards, see note 12(f) to the audited statements in our Annual Report on Form 10-K for the year ended September 30, 2012.

(g)	Represents non-equity incentive plan compensation earned for the respective fiscal year ended September 30.

(h)	Represents the actuarial change in the present value of the NEO's benefits under the Defined Benefit Pension Plan and the Supplemental Executive Retirement Plan. In 2012, the actuarial change in Mr. Rothstein's benefits declined by $22,993.

(i)	The amounts listed under the column entitled “All Other Compensation” in the “Summary Compensation Table” above include Provident's contributions to the 401(k) plan, the ESOP, the SERP, SERP distribution, the cost to Provident for certain group life, health and disability insurance, long-term health care insurance and dividends earned on restricted stock that are listed in the table below.

ALL OTHER COMPENSATION

Name (a)	401(k) Plan ($) (b)	Profit Sharing ($) (c)	Employee Stock Ownership Plan ($) (d)	Supplemental Executive Retirement Plan Allocation($) (e)	Supplemental Executive Retirement Plan Distribution($) (f)	Disability Insurance ($) (g)	Life Insurance ($) (h)	Long-Term Care Insurance ($) (i)	Restricted Stock Plan Dividends ($) (j)	Perquisites (k)	Other (l)	Total ($) (m)

Jack Kopnisky	$6,865	$1,292	-	$2,515	-	$10,090	$12,191	$2,366	$6,649	-	-	$41,968

Stephen Masterson	$6,750	-	-	-	-	$235	$279	-	$1,260	-	-	$8,524

Daniel G. Rothstein	$7,350	$661	$3,018	$3,245	-	$5,978	$28,426	$6,662	$1,200	-	-	$56,540

David Bagatelle	$8,885	$1,708	-	-	-	$285	$341	-	$2,760	-	-	$13,979

James Peoples	-	$1,313	-	-	-	$260	$310	-	$1,350	-	-	$3,233

Paul A. Maisch	$1,921	$1,267	$3,018	$1,345	$6,179	$1,216	$7,219	-	-	-	$328,600	$350,765

Column Notes:

(b)	Represents amounts from October 1, 2011 to September 30, 2012.

(c)	Represents amounts from October 1, 2011 to January 31, 2012. Profit Sharing match was discontinued effective February 2012.

(d)	Represents the market value of the shares allocated to the NEO under the ESOP earned for calendar year 2011.

(e)	Represents the amount allocated to the NEO under the Supplemental Executive Retirement Plan earned for calendar year 2011.

(f)	Represents the distribution amount of Pre 409(A) supplemental ESOP and Supplemental Incentive Savings (401k) received by Mr.
Maisch on July 24, 2012.

(k)	Total perquisites for each of the NEOs did not exceed $10,000.

(l)	Represents the separation payout paid to Mr. Maisch on July 24, 2012, pursuant to the terms of his separation agreement as previously reported on the Form 8-K on January 10, 2012.

Grants of Plan-Based Awards
The following table sets forth for the fiscal year ended September 30, 2012 certain information regarding non-equity incentive plan compensation for the Named Executive Officers.
GRANTS OF PLAN-BASED AWARDS

		Estimated Future Payouts Under Non Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Options Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
Jack Kopnisky	-	$206,250	$275,000	$1,100,000	-	-	-	-	-	-	-
Stephen Masterson	1/9/2012	$73,125	$97,500	$195,000	-	-	-	7,000	25,000	$6.71	$95,095
Daniel G. Rothstein	3/27/2012	$65,219	$86,959	$173,918	-	-	-	10,000	-	-	$87,300
David Bagatelle	10/31/2011	$105,000	$140,000	$280,000	-	-	-	11,500	52,000	$6.95	$180,805
James Peoples	11/30/2011	$73,125	$97,500	$195,000	-	-	-	7,500	25,000	$6.97	$103,588
Paul A. Maisch	-	-	-	-	-	-	-	-	-	-	-

Column Notes:
(b)     Represents the grant date of the stock award and the options award included in columns (i) and (j).
(c - e) All awards in the above table were potential annual cash bonus amounts payable pursuant to Provident's Executive Officer Incentive
    Plan. The maximum cash incentive payment that could be earned for the year ended September 30, 2012 was an amount equal to
    200% of base salary in the case of Mr. Kopnisky, 70% for Mr. Bagatelle and 60% for Messrs. Masterson, Rothstein and Peoples.

(c)	Threshold refers to the amount that would be paid if actual performance only met the minimum level set in the plan to be eligible for payment.
(d)    Target refers to the amount that would be paid if the actual performance met target levels.
(e)    Maximum refers to the maximum possible payment under the plan if actual performance exceeds target levels.

(i)	Represents shares of restricted stock awarded to the NEO with time-based vesting under the 2004 Plan, except for Mr. Rothstein's, which was awarded under the 2012 Plan.
(j)    Represents non-qualified stock options awarded to the NEO under the 2004 Plan
(k)    The values represent the exercise price of the option awards.

(l)	The amounts reported in this column are computed as follows:

•
Options Awards: The Black Scholes grant date fair value of each stock option award computed in accordance with the FASB Accounting Standards Codification Topic 718 for financial statement purposes. See item 8 of Provident's Annual Report on Form 10-K for the fiscal year ended September 30, 2012 pages 107-108 for details on valuation assumptions.

•Restricted Stock Awards: Value based on the Company's closing stock price on the date of the grant.

Executive Officer Incentive Plan
Please see CD&A section titled “Annual Management Incentive Compensation” for a description of the performance conditions and other material terms of the Executive Officer Incentive Plan.
2004 Stock Option Plan and 20012 Stock Incentive Plan
Provident's stockholders approved the Provident Bank 2012 Stock Incentive Plan in February 2012. A total of 3,044,727 shares of our common stock including 144,727 shares remaining under the 2004 Plan were authorized for issuance. Under the terms of the 2004 Plan, a total of 1,997,300 shares of authorized but unissued common stock were reserved for issuance under the 2004 Plan. Under both plans, options have up to a ten-year term and may be either non-qualified stock options or incentive stock options. Each option entitles the holder to purchase one share of common stock at an exercise price equal to the fair market value of the stock on the grant date. Employees who retire under circumstances in accordance with the terms of either the 2004 Plan or the 2012 Plan may be entitled to accelerate the vesting of individual awards. There were 24,383 shares potentially subject to accelerated vesting as of September 30, 2012.

Stock Awards and Stock Option Grants Outstanding
The following tables set forth information regarding stock awards and stock options outstanding at September 30, 2012, whether granted in 2012 or earlier.

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OUTSTANDING EQUITY AWARDS AT SEPTEMBER 30, 2012

	OPTION AWARDS					STOCK AWARDS

Name (a)	Number of Securities Underlying Unexercised Options Exercisable (#) (b)	Number of Securities Underlying Unexercised Options Unexercisable (#) (c)	Equity Incentive Plan Awards: # of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock that have not Vested (#) (g)	Market Value of Shares or Units of Stock that have not Vested ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not Vested (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have not Vested ($) (j)

Jack Kopnisky	26,881 (1)	80,645 (1)	-	$8.46	7/6/2021	22,163	$208,554	11,820	$111,226

Stephen Masterson	-	25,000 (8)	-	$6.71	1/9/2022	7,000	$65,870	-	-

Daniel G . Rothstein	60,000 (2)	-	-	$12.84	3/10/2015	10,000	$94,100	-	-
	13,000 (4)	-	-	$10.03	7/27/2020	-	-	-	-

David Bagatelle	-	52,000 (6)	-	$6.95	10/31/2021	11,500	$108,215	-	-

James Peoples	-	25,000 (7)	-	$6.97	11/30/2021	7,500	$70,575	-	-

Paul A. Maisch	3,124 (3)	-	-	$11.85	1/9/2013	-	-	-	-
	3,930 (5)	-	-	$15.66	1/9/2013	-	-	-	-

Footnotes:
(1) Represents stock options granted pursuant to NASDAQ inducement grant exception, vesting in four equal annual installments commencing on July 6, 2012.
(2) Represents stock options granted pursuant to the 2004 Plan, vesting in five equal annual installments commencing on
March 10, 2005.
(3) Represents stock options granted pursuant to the 2004 Plan, vesting in five equal annual installments commencing on
March 24, 2004.
(4) Represents stock options granted pursuant to the 2004 Plan, vesting in two equal annual installments commencing on
July 27, 2011.
(5) Represents the reload options received upon the exercise of stock options granted under the 2000 Stock Incentive Plan when previously owned shares of common stock were utilized to pay the option exercise price.
(6) Represents stock options granted pursuant to the 2004 Plan, vesting in four equal annual installments commencing on
October 31, 2012.
(7) Represents stock options granted pursuant to the 2004 Plan, vesting in four equal annual installments commencing on
November 30, 2012.
(8) Represents stock options granted pursuant to the 2004 Plan, vesting in four equal annual installments commencing on
January 9, 2013.

Column Notes:
(g) Represents shares of restricted stock with time vesting granted to the NEO.
(h) Represents the value of the restricted stock award based on the Company's closing stock price on September 30, 2012 of $9.41.
(i) Represents shares of performance based restricted stock award granted to Mr. Kopnisky, pursuant to the 2011 Employment Inducement
Stock Plan.
(j) Represents the value of the performance based restricted stock award based on the Company's closing stock price on September 30,
2012 of $9.41.
The following table represents options exercised and vesting of stock awards as of 9/30/12 for NEOs.

OPTION EXERCISES AND STOCK VESTED FOR THE YEAR ENDED 9/30/12

	Option Awards		Stock Awards

Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($) (e)
Jack Kopnisky	-	-	7,387	$57,397
Stephen Masterson	-	-	-	-
Daniel G. Rothstein	-	-	-	-
David Bagatelle	-	-	-	-
James Peoples	-	-	-	-
Paul A. Maisch	-	-	-	-

There were no options exercised during the fiscal year ended September 30, 2012.
Provident Bank Defined Benefit Pension Plan
The Defined Benefit Plan is a tax-qualified defined benefit pension plan. The plan was frozen to new participants effective September 30, 2006, and no additional benefit accruals have been earned under the plan since that date.
The normal retirement benefit is a single life annuity (with amounts payable to a participant during the participant’s lifetime only) or, for a married participant, a joint and survivor annuity (where, upon the participant’s death, the participant’s spouse is entitled to receive, for the remainder of the spouse’s lifetime, a benefit equal to 50% of the amount paid during the participant’s lifetime). Benefits may be paid in various other annuity forms. For participants retiring at age 65 or older or for participants who have attained either age 55 or older with 20 years of completed service, their retirement benefit may be paid as a lump sum. Under the Defined Benefit Plan, normal retirement age is the later of a participant’s 65th birthday or the fifth anniversary of the participant’s participation in the plan.
The normal retirement benefit is payable monthly and calculated, effective October 1, 1994, as an amount equal (on an annualized basis) to the sum of (A) 1.6% of a participant’s “average annual compensation” multiplied by the participant’s years of service (up to 35 years), and (B) 0.5% of the amount by which a participant’s average annual compensation exceeds “covered compensation” (the average of the taxable wage base for the 35 calendar years preceding the participant’s social security retirement age), multiplied by a participant’s years of service (up to 35 years). If a participant would be entitled to a greater amount under a method for calculating normal retirement benefits in effect prior to October 1, 1994, however, then the prior method of calculation will apply instead. The amount of the annual benefit that may be accrued by a participant under the Defined Benefit Plan is subject to caps imposed under the Internal Revenue Code (“Code”).
A participant’s “average annual compensation” is the average of the participant’s annual compensation over the five consecutive calendar years (out of the last ten) in which his or her compensation was the highest. Because the benefit accrual is frozen as of September 30, 2006, compensation earned after December 31, 2006 is disregarded. A participant’s “compensation” includes wages and salary, but excludes commissions and bonuses where paid to a participant with a title of vice president or higher. The amount of annual compensation that may be taken into account for purposes of calculating benefits is subject to a cap under Code Section 401(a)(17), which was $220,000 in 2006.

Employees with ten years of service may retire and receive benefits under the Defined Benefit Plan as early as age 55, but generally with a reduction from normal retirement benefits. Benefits will not be reduced, however, for a participant who retires after attaining age 62 and has completed at least 20 years of service.
As of September 30, 2012, Mr. Rothstein is age 65 and has been credited with 30 years of service. For purposes of determining eligibility for early retirement benefits and vesting service under the Defined Benefit Plan, a participant is credited with a year of eligibility service for each year in which a participant has performed at least 1,000 hours of eligibility service. Eligibility years are measured on a Plan Year basis (October 1 to September 30). Provident does not have a standing policy regarding pension accrual service credit for employment under acquired companies whose plans were merged into the Defined Benefit Plan. Provident’s practice has been not to grant such credit. Benefits accrued under the plans of those prior employers are generally determined in accordance with the terms of those prior plans. However for purposes of plan participation, early retirement eligibility and vesting credit is given for years of service under employment of acquired companies. None of the Named Executive Officers has received any extra credit under the Defined Benefit Plan for service to employers other than Provident Bank.
Provident contributes each year to the Defined Benefit Plan an amount that is at least equal to the actuarially determined minimum funding requirements in accordance with ERISA and the Code. For Fiscal 2012 no contributions were required.
Pension Benefits
The following table sets forth information regarding the actuarial present value of benefits accrued by the NEOs under the Provident Bank Defined Benefit Pension Plan (the “Defined Benefit Plan”) and the defined benefit portion of Provident Bank’s Supplemental Executive Retirement Plan (the “SERP”) as of September 30, 2012. The number of years of credited service represent vesting years of credit. Pension benefit years of service were frozen as of September 30, 2006.
PENSION BENEFITS FISCAL YEAR 2012

Name (a)	Plan (b)	Number of Years of Credited Service (#) (c)	Present Value of Accumulated Benefit ($) (d)	Payments During the Last Fiscal Year ($) (e)

Daniel G. Rothstein	Defined Benefit Plan	30	$886,644	-
	SERP	30	$31,163	-

Paul A. Maisch	Defined Benefit Plan	8	$54,491	-

Column Notes:
For purposes of calculating the present value of the NEOs accrued benefits, the following valuation methodology and assumptions were used:

•	Mortality table: 1983 Group Annuitant Mortality table for both males and females. Discount rate = 7%

(d)
The present value of each Named Executive Officer’s accrued benefits were calculated as of the measurement date for the Defined Benefit Plan in the year ending September 30, 2012, pursuant to FASB Accounting Standards Codification Topic 715, as applied for purposes of our audited financial statements. For information about the assumptions used in these calculations, see note 12(a) to the audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2012.

Nonqualified Deferred Compensation for Named Executive Officers
Provident maintains the SERP, a non-qualified supplemental retirement benefits plan. The purpose of the SERP is to make up for benefits that would otherwise be payable under the Defined Benefit Plan, the Provident Bank 401(k) Plan and the Provident Bank Employee Stock Ownership Plan if the Code limitations did not apply. At the end of 2008, the SERP was split into two plans — the 1995 Supplemental Executive Retirement Plan (the “1995 SERP”) and the 2005 Supplemental Executive Retirement Plan (the “2005 SERP”) — in order to facilitate compliance with certain tax law requirements under Section 409A of the Code. The 1995 SERP covers benefits accrued by participants through December 31, 2004, while the 2005 SERP covers benefits accruing after that time.
A participant in the SERP who has accrued benefits in the Defined Benefit Plan is eligible for a retirement benefit (a “supplemental retirement benefit”) generally equal to the difference between (a) the annual benefit the executive would have received under the Defined Benefit Plan if the amount of benefits were computed without giving effect to the limitations on our tax-qualified plans under the Code and (b) the annual benefit actually payable to the executive under the terms of the Defined Benefit Plan. For purposes of calculating a participant’s supplemental retirement benefit, any compensation or fees deferred by the participant as an officer or director of Provident is counted as the participant’s compensation for the year to which the deferred compensation or fees relate.
Unless otherwise elected by a participant, supplemental retirement benefits accrued under the 1995 SERP generally are payable at the same time and in the same benefit form as the participant’s benefit under the Defined Benefit Plan is payable. A participant’s accrued supplemental retirement benefits under the 2005 SERP are generally payable following a participant’s separation from service (unless otherwise elected by the participant) in the form elected by the participant. For “specified employees” under Code Section 409A, however, payments due under the 2005 SERP upon a separation from service cannot be made before the date that is six months following separation from service and must be delayed until then. Each of the Named Executive Officers is a specified employee under Code Section 409A.
A participant’s supplemental retirement benefit under the 2005 SERP is adjusted for hypothetical earnings if the participant elects to receive his or her benefit in installments beginning on the date that the first installment of the benefit is paid. For periods after January 1, 2009, the benefits are adjusted for deemed earnings at a “default rate” (the rate earned in a money market fund designated by the committee administering the plan), or, if elected by a participant, based on one or more hypothetical investments in investment options authorized by the committee. For periods after January 1, 2009, those hypothetical investment options consisted of short-term fixed income, balanced asset allocation, large U.S. equity, small/mid U.S. equity, international equity, and Provident Bank certificates of deposit. All participants are permitted to select certificates of deposit or other investment alternatives, including Mutual Funds that are available under the 401(k) plan. Named Executive Officers who invested in certificates of deposit earned interest rates ranging from 0.15% to 1.094%. The other Named Executive Officers who invested in mutual funds earned rates of return ranging from 0.77% to 1.53% .
The SERP also provides for “supplemental 401(k) benefits” and “supplemental ESOP benefits” to compensate executives for benefits that would otherwise be payable due to Code limitations under the Provident Bank Retirement Savings Plan (the “401(k) Plan”) and the Provident Bank Employee Stock Ownership Plan (the “ESOP”). For purposes of calculating a participant’s supplemental 401(k) benefit, any compensation or fees deferred by the participant as an officer or director of Provident is counted as the participant’s compensation for the year to which the deferred compensation or fees relate. In the case of supplemental 401(k) benefits, and supplemental ESOP benefits under the 2005 SERP, amounts are payable only to the same extent that a participant is vested in his or her benefits under the 401(k) plan or ESOP (as applicable).
Supplemental 401(k) benefits accrued under the 1995 SERP generally are paid in ten annual installments following separation from service (unless otherwise elected by the participant). Supplemental ESOP benefits accrued under the 1995 SERP are paid at the same time and in the same benefit form as the participant’s benefit under the ESOP. The time and form of payment of supplemental 401(k) benefits and supplemental ESOP benefits accrued under the 2005 SERP are generally determined in the same manner as described above for supplemental retirement benefits accrued under the 2005 SERP.
Amounts accrued as supplemental 401(k) benefits and supplemental ESOP benefits (whether under the 1995 SERP or 2005 SERP) are adjusted for deemed earnings in the same manner as described above with respect to supplemental retirement benefits accrued under the 2005 SERP (except that supplemental 401(k) benefits and supplemental ESOP benefits are adjusted for deemed earnings as they accrue, without regard to form of payment).
Supplemental benefits under the SERP, including the supplemental retirement benefits described under “Pension Benefits”, are generally paid in cash. All obligations arising under the SERP, including the supplemental retirement benefits described under “Pension Benefits”, are payable from the general assets of Provident, although Provident has established a rabbi trust to help pay benefits under the SERP. The assets of the trust are at all times subject to the claims of Provident’s general creditors. It is Provident’s current policy not to fund the rabbi trust with Company common stock.

The following table sets forth information regarding amounts accrued by the Named Executive Officers as of September 30, 2012 under each defined contribution or other plan of Provident that provides for the deferral of compensation on a non tax-qualified basis.

NON-QUALIFIED DEFERRED COMPENSATION FISCAL YEAR 2012

Name (a)	Executive Contributions in Last FY ($) (b)	Registrant Contributions in Last FY ($) (c)	Aggregate Earnings in Last FY ($) (d)	Aggregate Withdrawals/ Distributions ($) (e)	Aggregate Balance at Last FYE ($) (f)
Jack Kopnisky	-	$2,515	$28	-	$2,543
Daniel G. Rothstein	-	$3,245	$1,795	-	$194,952
Paul A. Maisch	-	$1,345	$226	($6,179)	$24,872

Column Notes:
(c) Amounts in this column are included in the "All Other Compensation Table", of the "Summary Compensation Table", under “Supplemental
Executive Retirement Plan”.
(d) Amounts in this column do not reflect an above-market rate.
(e) Represents the distribution amount of the Pre 409(A) Supplemental Incentive Savings (401k) and Supplemental ESOP benefit. The payment of the entire benefit will be made in five equal annual installments effective July 24, 2012. This amount is also included in the “All Other Compensation Table”, of the '"Summary Compensation Table,” under “Supplemental Executive Retirement Plan Distribution”.

Employment-Related Agreements and Potential Payments upon Termination or Change in Control

Provident has entered into employment agreements with each of its NEOs. The principal terms of those agreements are summarized below.

Jack Kopnisky
On June 20, 2011, we entered into a two-year employment agreement with Mr. Kopnisky that will provide him an annual base salary of $550,000 and a target annual bonus of 50% (with a range of 0% to 200% based on performance) of his base salary under the Company’s Executive Officer Management Incentive Program. The agreement provides that the base salary will be reviewed at least annually and may be increased, but not reduced without Mr. Kopnisky’s consent.
In addition to an annual salary and bonus, the agreement provides for Mr. Kopnisky to be entitled to (a) participate in any equity and/or long-term compensation programs established by the Company for senior executive officers and all of the Company’s retirement, group life, health, dental, disability long-term care and any other employee benefit plans and (b) reimbursement for the initiation fee for membership in a country club in the Bank’s market area.
Pursuant to the employment agreement, Provident may terminate Mr. Kopnisky’s employment at any time for “cause,” in which event he would have no right to receive compensation or other benefits for any period after termination. “Cause” is defined to include Mr. Kopnisky’s failure to substantially perform his duties and his material breach of the employment agreement.
If the Company terminates Mr. Kopnisky without “cause,” or Mr. Kopnisky voluntarily resigns for “good reason” (defined to include a material adverse change in his duties or responsibilities or the Company’s or the Bank’s material breach of the agreement), then Mr. Kopnisky is entitled to severance pay in the amount of two times the sum of his base salary immediately prior to termination and his target bonus for that year. However, if Mr. Kopnisky’s termination occurs within eighteen months after a change in control, he is entitled to severance pay in the amount of three times the sum of his base salary immediately prior to termination and his target bonus for that year. Mr. Kopnisky’s agreement also provides for eighteen monthly payments of premiums for post-employment insurance under the Consolidated Omnibus Budget Reconciliation Act (“COBRA”), and accelerated vesting of stock options and restricted stock awards. These payments and benefits would be reduced to the extent necessary to avoid the application of any “golden parachute” excise tax pursuant to Section 280G of the Internal Revenue Code if such reduction would result in Mr. Kopnisky receiving greater compensation and benefits on an after-tax basis.
Mr. Kopnisky’s agreement provides that, for a period of one year following the date of his termination of employment, Mr. Kopnisky may not compete with Provident Bank or solicit any of the Company’s or Bank’s customers or employees. In the event of a change in control, the non-compete and non-solicit provisions do not apply. These provisions can be waived with the written consent of the Company. Mr. Kopnisky’s entitlement to any severance payments or benefits is subject to his compliance with these non-solicitation and non-competition requirements.

In November 2012 Mr. Kopnisky's employment agreement was amended to extend the term through November 30, 2015, and to provide that, during the term of the agreement, Mr. Kopnisky shall be eligible to participate in Provident's Short-Term Incentive Plan.

Daniel G. Rothstein

On June 28, 2012, the Board of Directors of Provident New York Bancorp approved a new employment contract with Daniel G. Rothstein, Executive VP, Chief Risk Officer and General Counsel. The new employment contract has a term of one-year. Mr. Rothstein's base salary under the new agreement is $289,864 annually, and he is eligible to participate in the Company's Short-Term Incentive Plan. If Mr. Rothstein is "terminated without cause” by the Company or resigns for good reason, in each case within one year after a change in control, he will receive severance payments equal to (i) one-year's base salary (payable in a lump sum within 60 days) and (ii) a monthly cash payment for 18 months equal to the monthly COBRA premium in effect as of the date of termination of employment for the level of coverage in effect under the Company's group health plan.

David Bagatelle

In October 2011 the Company and its subsidiary, Provident Bank, entered into an employment agreement with Mr. Bagatelle. Mr. Bagatelle's agreement provides for an initial base salary of $400,000 annually, and for a target annual bonus of 35% of his base salary under Provident's Short-Term Incentive Plan. The original term of this agreement was one year.

In November 2012 Mr. Bagatelle's employment agreement was amended to: extend the term through November 30, 2015; provide during the term of the agreement, Mr. Bagatelle shall be eligible to participate in Provident's Short-Term Incentive Plan; and provide that, if Mr. Bagatelle's employment with the Company is terminated within one year of a change in control of the Company, that he will be provided certain benefits, including a severance payment equal to the sum of: (i) his base salary at the time of termination; and (ii) his target bonus for the year in which the termination occurs.

James Peoples

In November 2011 the Company and its subsidiary, Provident Bank, entered into an employment agreement with Mr. Peoples. Mr. Peoples' agreement provides for an initial base salary of $325,000 annually, and that he is eligible to participate in Provident's Short-Term Incentive Plan. The original term of this agreement was one year.

In November 2012 Mr. Peoples' employment agreement was amended to: extend the term through November 30, 2015; provide during the term of the agreement, Mr. Peoples shall be eligible to participate in Provident's Short-Term Incentive Plan; and provide that, if Mr. Peoples' employment with the Company is terminated within one year of a change in control of the Company, that he will be provided certain benefits, including a severance payment equal to the sum of: (i) his base salary at the time of termination; and (ii) his target bonus for the year in which the termination occurs.

Stephen Dormer

On October 13, 2011, the Board of Directors accepted the resignation of Stephen G. Dormer, the Company's Executive VP, Commercial Lending. In connection with the resignation, Mr. Dormer entered into a separation agreement with Provident New York Bancorp and Provident Bank.

The separation agreement provided, among other things, that Mr. Dormer would receive payment for his accrued but unused vacation, twelve months of COBRA premium paid by the Company, and a severance payment of $326,000 to be paid on April 16, 2012. In addition, the Company agreed to release Mr. Dormer from certain non-competition obligations under his employment agreement and not to contest his application for unemployment benefits. In exchange for the consideration provided for under the separation agreement, Mr. Dormer released the Company and its affiliates from any and all charges, complaints, claims and liabilities which Mr. Dormer at any time may have had regarding events that have occurred as of the effective date of the separation agreement.

Paul Maisch
On January 9, 2012, the Company announced that Stephen Masterson would succeed Paul A. Maisch as Chief Financial Officer of the Company and its principal subsidiary, Provident Bank. On that same date the Company and Provident Bank entered into a separation agreement with Mr. Maisch. Under the terms of that agreement, Mr. Maisch received, in addition to payment for accrued vacation time, a lump sum payment equal to the sum of (i) $263,600 (less applicable withholding), which represented one year of Mr. Maisch's then base salary, and (ii) $65,000 (less applicable withholding), which represented the average of Mr. Maisch's two most recent annual incentive bonuses. In addition, Mr. Maisch received continued insurance benefits for 12 months following his separation from service.

Stephen Masterson

As noted above, on January 9, 2012, the Company announced that Stephen Masterson would succeed Paul A. Maisch as Chief Financial Officer of the Company and its principal subsidiary, Provident Bank. On that same date the Company and Provident Bank entered into a one-year employment agreement with Mr. Masterson that would provide him an annual base salary of $325,000 and a target annual bonus of 30% of his base salary under the Company's Executive Officer Management Incentive Program. Upon the commencement of his employment, Mr. Masterson received a $25,000 signing bonus, an incentive stock option covering 25,000 shares of common stock vesting over four years, and 7,000 shares of restricted stock vesting over four years. Mr. Masterson also was eligible to participate in the Company's customary compensation and benefit plans. His employment agreement provided for severance benefits following a change in control in the event he is terminated by the Company without cause or if he terminates his employment for “good reason.” Mr. Masterson also agreed to post-termination non-solicitation and non-compete covenants.

On November 27, 2012 the Company announced that Luis Massiani would succeed Mr. Masterson, who was leaving the organization due to family considerations. On November 21, 2012, the Company and Provident Bank entered into a separation agreement with Mr. Masterson. Under the terms of that agreement, Mr. Masterson would continue to serve as Executive Vice President, Chief Financial Officer until 11:59 P.M. on December 14, 2012. Thereafter, the Company would continue to pay Mr. Masterson's salary through January 9, 2013. As of Mr. Masterson's resignation date, his incentive stock option covering 25,000 shares of the Company's common stock and the restricted stock award covering 7,000 shares of the Company's common stock were each cancelled in their entirety in exchange for a cash payment calculated as set forth in the separation agreement. Mr. Masterson provided a release of claims in connection with his resignation.

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Potential Payments Upon Termination or Change in Control

JACK KOPNISKY, PRESIDENT AND CEO

Event (a)	Severance Payment ($) (b)	Early Vesting of Stock Awards ($) (c)	Early Vesting of Performance Based Stock Awards ($) ( d )	Early Vesting of Stock Options ($) (e)	Medical ($) (f)	Total ($) (g)

Termination — Change in Control	$2,475,000	$208,554	$45,911	$76,613	$34,793	$2,840,871

Termination With Bank Liability or Resignation For Good Reason	$1,650,000	$208,554	$45,911	-	$34,793	$1,939,258

Termination Without Bank Liability — For Cause or Voluntary Resignation	-	-	-	-	-	-

Death/Disability	-	$208,554	$45,911	$25,537	-	$280,002

Retirement	-	-	-	-	-	-

Column Notes:

(b)
Under a termination upon or within eighteen months after a change in control, the amount is equal to the product of three (3) and the sum of executive's base salary immediately prior to the termination of employment and the amount of executive's target bonus for the fiscal year. Under termination with bank liability or resignation by executive with good cause, the amount is equal to the product of two (2) and the sum of executive's base salary immediately prior to the termination of employment and the amount of executive's target bonus for the fiscal year.

(c)	All outstanding unvested shares of restricted stock would become vested pursuant to the plan upon (i) Change in Control and (ii) resignation for good reason (iii) death or disability and (iv) retirement. Mr. Kopnisky will not be eligible for early vesting under retirement.

(d)	In the event of termination due to death, disability or retirement, each target performance condition with a measurement period that has not ended by the date of termination will be considered satisfied, and the performance based stock will vest on a pro rata basis based on the number of days during the scheduled vesting period during which the executive was employed (452 days) relative to the total number of days (1,095) during scheduled vesting period.

(e)	Outstanding unvested stock options would become vested upon a change in control. In the event of death, disability or retirement, the portion of the stock scheduled to vest in the calendar year of termination and in the following calendar year, will become immediately vested. Mr. Kopnisky will not be eligible for early vesting under retirement. The figures shown include the excess, if any, of $9.41 per share, the closing price of Provident's common stock on September 30, 2012, over the exercise price of any options that are vested upon the event in question.

(f)	The amount represents premiums for 18 months of medical group health coverage equal to monthly COBRA premium for the level of coverage in effect for the executive under Provident Bank's group health plan as of September 30, 2012. Present values for purposes of this table have been calculated using a discount rate of 0.21%, the short-term applicable federal rate for monthly accrual for September 2012, as published by the Internal Revenue Service in Revenue Ruling 2001-20.

OTHER NEOs

Event (1) (a)	Base Salary ($) (b)	Early Vesting of Stock Awards ($) (c)	Early Vesting of Stock Options ($) (d)	Medical ($) (e)	Total ($) (f)
Termination — Change in Control

Daniel G. Rothstein	$289,864	$94,100	-	$14,148	$398,112
Stephen Masterson (2)	$325,000	$65,870	$67,500	$35,362	$493,732
David Bagatelle	$400,000	$108,215	$127,920	$39,376	$675,511
James Peoples	$325,000	$70,575	$61,000	$1,709	$458,284

Footnotes:
(1) For any other reason, Provident shall pay or provide to the executive any accrued obligations.
(2) Mr. Masterson resigned effective December 14, 2012.

Column Notes:
(b) Represents one times base salary of each Named Executive Officer, payable under termination upon change of control.

(c)	All outstanding unvested shares of restricted stock would become vested pursuant to the plan upon change in control. The amount represents the value of all outstanding restricted stock calculated at $9.41, the closing price of Provident's common stock of
September 30, 2012.
(d) Outstanding unvested stock options would become vested upon a change in control. The figures shown include the excess, if any, of
$9.41 per share, the closing price of Provident's common stock on September 30, 2012, over the exercise price of any options that are vested upon the event in question.
(e) The amount represents premiums for 18 months of medical group health coverage equal to monthly COBRA premium for the level of coverage in effect for the executive under Provident Bank's group health plan as of September 30, 2012. Present values for purposes of this table have been calculated using a discount rate of 0.21%, the short-term applicable federal rate for monthly accrual for
September 2012, as published by the Internal Revenue Service in Revenue Ruling 2001-20.

Compensation of Directors
DIRECTOR COMPENSATION
FISCAL YEAR 2012

Name (a)	Fees Earned or Paid in Cash ($) (b)	Stock Awards ($) (c)	Option Awards ($) (d)	Non-Equity Incentive Plan Compensation ($) (e)	Change in Pension Values and Non Qualified Deferred Compensation Earnings ($) (f)	All Other Compensation ($) (g)	Total ($) (h)

William Helmer - Chairman	$109,700	$18,820	-	-	$4,622	-	$133,142
Dennis Coyle	$49,200	$18,820	-	-	$2,102	-	$70,122
Navy Djonovic	$45,700	$18,820	-	-	-	-	$64,520
Judith Hershaft (1)	$14,300	-	-	-	$4,724	-	$19,024
Thomas Jauntig	$50,200	$18,820	-	-	-	-	$69,020
Thomas Kahn	$44,000	$18,820	-	-	-	-	$62,820
Michael Kennedy	$51,700	$18,820	-	-	-	-	$70,520
Victoria Kossover	$46,700	$18,820	-	-	-	-	$65,520
Donald McNelis	$42,200	$18,820	-	-	$183,858	-	$244,878
Carl Rosenstock	$42,000	$18,820	-	-	$12,263	-	$73,083
Burt Steinberg	$48,000	$18,820	-	-	$20,768	-	$87,588
George Strayton	$44,500	$18,820	-	-	$197,122	-	$260,442

Footnotes:
(1) Ms. Hershaft did not stand for re-election to the Board of Directors in 2012. The fees earned are from October 1, 2011 to February 16,
2012.

Column Notes:
(c) Represents the value of the restricted stock award based on the Company's closing stock price on September 30, 2012 of $9.41.

DIRECTOR OUTSTANDING EQUITY AWARDS AND OPTIONS AS OF FISCAL YEAR 2012

	Option Awards	Stock Awards (RRPs)

Name (a)	Underlying Unexercised Options (#) (b)	Number of Shares of Stock that have not Vested (#) (c)

William Helmer - Chairman	46,100	2,000
Dennis Coyle	46,100	2,000
Navy Djonovic	-	2,000
Judith Hershaft (1)	46,100	-
Thomas Jauntig	46,100	2,000
Thomas Kahn	46,100	2,000
Michael Kennedy	46,100	2,000
Victoria Kossover	46,100	2,000
Donald McNelis	46,100	2,000
Carl Rosenstock	46,100	2,000
Burt Steinberg	46,100	2,000
George Strayton	180,000	2,000

Footnotes:
(1) Ms. Hershaft did not stand for re-election to the Board of Directors.

Director Compensation
The Company uses a combination of cash and stock to attract and retain qualified candidates to serve on the Board. Equity compensations provides the opportunity to earn more based on the Company's total stockholder return and to align directors interests with those of the Company's stockholders. The Corporate Governance Committee reviews director compensation and benefits annually and makes recommendations to the Board.
Fees. Directors of the Company receive an annual retainer fee of $24,000. Chairman Helmer receives a retainer fee of $85,000. Directors also receive a fee of $1,200 per board meeting attended and $500 per committee meeting attended. The chairman of each committee (with the exception of Chairman Helmer) receives an additional $2,000 per year (with the exception of the Audit Committee Chairman who receives $4,000 per year). Directors who are also employees of the Company are not eligible to receive any fees for their service as a Director.
Stock Awards and Stock Option Grants. During the fiscal year ended September 30, 2012, each Director was awarded 2,000 shares of Common Stock, but no stock options were granted.

2005 Deferred Director Fee Plan. Provident maintains the 2005 Deferred Director Fee Plan pursuant to which directors may elect to defer all or a portion of their board fees earned during a calendar year. In the case of a director who is also an employee, the director may elect to defer receipt of all or a portion of the incentive compensation paid to the director in the director's capacity as an employee during the year. Each director may express to the Committee appointed to administer the Plan a preference as to how the director's deferral account should be hypothetically invested among the investment options designated by the Committee (which include Provident common stock).

Under the terms of the Plan, deferred amounts are credited to a bookkeeping account established in the name of each director.  Deferral accounts are generally paid to a director in quarterly installments over five years (unless the director elects payment in a lump sum or payment in installments over a different number of years) commencing as of the earliest of (a) the date elected by the director, (b) the director's attaining age 75, or (c) the director's separation from service. In the event of the director's death, the director's deferral account is paid to the director's designated beneficiary in the same form as it would otherwise have been paid to the director, commencing in the first calendar quarter after death. In the event of a change in control, directors' deferral accounts are required to be paid to directors in the form of a lump sum payment within 60 days after the change in control.  A director may request an early distribution from the director's deferral account on the account of hardship. Distributions are made in cash, except that to the extent that a director's deferral account is hypothetically invested in shares of Provident common stock, in which case the distribution is made in the form of Provident common stock (subject to the director being eligible to elect distribution in cash after a change in control).

All obligations arising under the deferred compensation agreements are payable from Provident's general assets; however, Provident has established a rabbi trust to help ensure that sufficient assets will be available to pay the benefits under the deferred compensation agreements.

Transactions with Certain Related Persons
A number of our directors and officers and certain business organizations associated with them have been customers of our banking and other subsidiaries. During the year ended September 30, 2012, all extensions of credit to these persons, which are made only by Provident Bank, have been made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with persons not related to the lender and did not involve more than the normal risk of collectability or present other unfavorable features.
Provident Bank leases one of its branch offices from Director Dennis L. Coyle. The lease calls for monthly rental payments, which totaled approximately $56,015 for the last fiscal year, with annual increases of 3% per year until maturity in 2014. In addition, the Bank is responsible for 4/9 of all real estate taxes and certain common charges associated with the property. During the fiscal year ended September 30, 2012, these additional amounts were approximately $19,170. Provident Bank has exercised its option to renew for an additional 5 years to expire on April 30, 2014.
We have adopted written policies to implement the requirements of Regulation O of the Federal Reserve Board, which restricts the extension of credit to directors and executive officers and their related interests. Regulation O is made applicable to Provident Bank by provisions of the Home Owners’ Loan Act and the regulations of the Office of Comptroller of the Currency. Under these policies, extensions of credit that exceed regulatory thresholds must be approved by the Board of Directors of Provident Bank.
Consistent with the Company’s Code of Ethics, proposed transactions with related persons are disclosed to the Nominating and Corporate Governance Committee of the Board of Directors, which must approve such transactions to the extent required under the Code of Ethics. The director or executive officer is required to disclose all non-privileged information the person has, and thereafter may not partake in any decision-making process. The Nominating and Corporate Governance Committee evaluates the transaction, and may approve, reject, or set other conditions in its discretion. To qualify for approval, a transaction must be on the same terms, conditions, and collateral as would be reasonable if entered into with an unrelated third party. In the case of a proposed transaction with or related to a director, the Nominating and Corporate Governance Committee will also consider the effect, if any, the transaction would have on the independence of the director.

PROPOSAL II – NON-BINDING VOTE TO APPROVE EXECUTIVE COMPENSATION
In accordance with Section 14(a) of the Securities Exchange Act of 1934, stockholders are being given the opportunity to vote on an advisory (non-binding) resolution to approve the Company’s executive compensation, as described above under “Compensation Discussion and Analysis,” the compensation tables and narrative discussions of Named Executive Officer compensation in this proxy statement. Consistent with the voting results for this proposal at the 2011annual meeting, the Board determined that an advisory vote to approve executive compensation would be conducted annually.
The Board of Directors recommends the approval of its executive compensation proposal. It believes the Company’s compensation programs are centered on a pay for performance culture and are strongly aligned with the long-term interests of stockholders. The Company’s goal for its executive compensation program is to reward executives who provide leadership for and contribute to our financial success. This proposal, commonly referred to as a “Say-on-Pay” proposal, gives you as a stockholder the opportunity to endorse or not endorse Provident New York Bancorp’s executive pay program through the following non-binding resolution:
“RESOLVED, that the compensation of Provident New York Bancorp's Named Executive Officers, as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables and the related narrative disclosures, is hereby approved.”

This is an advisory vote only, and neither the Company nor the Board of Directors will be bound to take action based upon the outcome. The Board of Directors and the Compensation Committee will consider the vote of the stockholders when considering future executive compensation arrangements.
PROPOSAL III — RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of Provident New York Bancorp has approved the engagement of Crowe Horwath LLP to be Provident New York Bancorp’s independent registered public accounting firm for the fiscal year ending September 30, 2013. At the Annual Meeting, stockholders will consider and vote on the ratification of the engagement of Crowe Horwath LLP for Provident New York Bancorp’s fiscal year ending September 30, 2013. A representative of Crowe Horwath LLP is expected to participate in the Annual Meeting, to respond to appropriate questions and to make a statement if he or she so desires.
In order to ratify the selection of Crowe Horwath LLP as the independent registered public accounting firm for the 2013 fiscal year, the proposal must receive the affirmative vote of at least a majority of the votes represented at the Annual Meeting, either in person or by proxy, in favor of such ratification. The Audit Committee of the Board of Directors recommends a vote “FOR” the ratification of Crowe Horwath LLP as the independent registered public accounting firm for the 2013 fiscal year.

Stockholder ratification of the selection of Crowe Horwath LLP is not required by Provident New York Bancorp’s Bylaws or otherwise. However, the Board is submitting the selection of the independent registered public accountants to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection of Crowe Horwath LLP, the Audit Committee will reconsider whether to retain that firm or not. Even if the selection is ratified, the Audit Committee may, at its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such change is in the best interests of Provident New York Bancorp and its stockholders.
Audit Fees. The aggregate fees billed to us by Crowe Horwath LLP for professional services rendered by Crowe Horwath LLP for the audit of our annual financial statements, review of the financial statements included in our Quarterly Reports on Form 10-Q and services that are normally provided by Crowe Horwath LLP in connection with statutory and regulatory filings and engagements were $476,775 during the fiscal year ended September 30, 2012 and $435,250 during the fiscal year ended September 30, 2011.
Audit Related Fees. The aggregate fees billed to us by Crowe Horwath LLP for assurance and related services rendered by Crowe Horwath LLP that are reasonably related to the performance of the audit and review of the financial statements, services related to the acquisition of Gotham Bank and that are not already reported in “Audit Fees,” were $201,250 during the fiscal year ended September 30, 2012 and $0 during the fiscal year ended September 30, 2011.
Tax Fees. The aggregate fees billed to us by Crowe Horwath LLP for professional services rendered by Crowe Horwath LLP for tax consultations and tax compliance were $136,790 during the fiscal year ended September 30, 2012 and $108,279 during the fiscal year ended September 30, 2011.
All Other Fees. The aggregate fees billed to us by Crowe Horwath LLP primarily for consulting services related to the Bank Secrecy Act and Anti-Money Laundering (BSA/AML) were $40,250 during the fiscal year ended September 30, 2012. There were no fees billed to us during the fiscal year ended September 30, 2011 that are not described above.
The Audit Committee pre-approves all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for us by an independent registered public accounting firm, subject to the de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Securities Exchange Act of 1934, as amended, which are approved by the Audit Committee prior to the completion of the audit. The Audit Committee pre-approved 100% of the audit related fees and tax fees described above during the fiscal years ended September 30, 2012, and 2011.
STOCKHOLDER PROPOSALS
In order to be eligible for inclusion in the proxy materials for next year’s annual meeting of stockholders, any stockholder proposal to take action at such meeting must be received at Provident New York Bancorp’s executive office, 400 Rella Boulevard, Montebello, New York 10901, no later than September 13, 2013. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Exchange Act.
ADVANCE NOTICE OF BUSINESS TO BE CONDUCTED
AT AN ANNUAL MEETING
Our Bylaws provide an advance notice procedure for certain business, or nominations to the Board of Directors, to be brought before an annual meeting of stockholders. In order for a stockholder to properly bring business before an annual meeting, or to propose a nominee to the Board of Directors, the stockholder must deliver written notice to the Secretary of Provident New York Bancorp not less than ninety (90) days prior to the anniversary date of our proxy materials for the preceding year’s annual meeting; provided, however, that if the date of the annual meeting is advanced more than thirty (30) days prior to or delayed by more than thirty (30) days after the anniversary of the preceding year’s annual meeting, notice by the stockholder to be timely must be so delivered not later than the close of business on the tenth day following the day on which public announcement of the date of such annual meeting is first made. The notice must include, among other information, the stockholder’s name, record address, and number of shares owned, describe briefly the proposed business, the reasons for bringing the business before the annual meeting, and any material interest of the stockholder and the beneficial owner, if any, in the proposed business. In the case of nominations to the Board of Directors, certain information regarding the nominee must be provided. Nothing in this paragraph shall be deemed to require us to include in our proxy statement and proxy relating to an annual meeting any stockholder proposal that does not meet all of the requirements for inclusion established by the Securities and Exchange Commission in effect at the time such proposal is received.
Advance written notice for certain business, or nominations to the Board of Directors, to be brought before the next annual meeting must be given to us by October 13, 2013. If notice is received after October 13, 2013 it will be considered untimely, and we will not be required to present the matter at the stockholders meeting.

OTHER MATTERS
This proxy statement and accompanying notice of meeting provide notice that the stockholders will be asked to vote on the election of the Company’s director nominees, the Say-on-Pay proposal, and the ratification of the of the appointment of Crowe Horwath LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2013. In accordance with the Company’s Bylaws, no persons other than the Company’s nominees may be nominated for director election or elected at the annual meeting and no business may be transacted at the meeting except the election of the Company’s nominees, the vote on Say-on-Pay proposal, the vote on the Stock Incentive Plan proposal, and the stockholder vote on the ratification of the appointment of Crowe Horwath LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2013 and such other matters as may be brought before the meeting by or at the direction of the Board or an authorized committee of the Board. If any matters should properly come before the Annual Meeting, it is intended that the Board of Directors, as holders of the proxies, will act as determined by a majority vote.
HOUSEHOLDING OF PROXY STATEMENTS AND ANNUAL REPORTS
For those stockholders who request paper delivery of the proxy materials, Provident New York Bancorp intends to deliver only one Annual Report and Proxy Statement to multiple registered stockholders sharing the same address unless it has received contrary instructions from one or more of the stockholders. If individual stockholders wish to receive a separate copy of the Annual Report or Proxy Statement they may call or write and request separate copies currently or in the future as follows:
Investor Relations
Provident New York Bancorp
400 Rella Boulevard
Montebello, New York 10901
Phone: 845.918.5580
Fax:     845.369.8066

Registered stockholders sharing the same address and receiving multiple copies of Annual Reports or Proxy Statements may request the delivery of a single copy by writing or calling the above address or phone number.
MISCELLANEOUS
The cost of solicitation of proxies will be borne by Provident New York Bancorp. Provident New York Bancorp will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of common stock. In addition to solicitations by mail, directors, officers and regular employees of Provident New York Bancorp may solicit proxies personally or by telephone without additional compensation.
A COPY OF PROVIDENT NEW YORK BANCORP’S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 2012 WILL BE FURNISHED WITHOUT CHARGE TO STOCKHOLDERS AS OF THE RECORD DATE UPON WRITTEN REQUEST TO INVESTOR RELATIONS, 400 RELLA BOULEVARD, MONTEBELLO, NEW YORK, 10901 OR BY CALLING 845.369.8040.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Katharine B. Brown
Katharine B. Brown
Secretary
Montebello, New York
January 11, 2013

PROVIDENT NEW YORK BANCORP
ATTN: INVESTOR RELATIONS
400 RELLA BOULEVARD
MONTEBELLO, NY 10901-4243

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on February 18, 2013. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/PBNY**

You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on February 18, 2013. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M51753-P31957 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

PROVIDENT NEW YORK BANCORP

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) James F. Deutsch
02) William F. Helmer
03) R. Michael Kennedy
04) Jack Kopnisky

The Board of Directors recommends you vote FOR the following proposals:

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement, Annual Report and Form 10-K are available at www.proxyvote.com.

M51754-P31957

PROVIDENT NEW YORK BANCORP
Annual Meeting of Shareholders
February 21, 2013 11:00 AM
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) R. Michael Kennedy, Dennis Coyle, Navy Djonovic, William F. Helmer and Donald T. McNelis, or any of them, as proxies, each with the power to appoint their substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of (Common) stock of PROVIDENT NEW YORK BANCORP that the shareholder(s) is/are entitled to vote at the Annual Meeting of shareholder(s) on February 21, 2013, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Address Changes/Comments: ____

____

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

PROVIDENT NEW YORK BANCORP
ATTN: INVESTOR RELATIONS
400 RELLA BOULEVARD
MONTEBELLO, NY 10901-4243

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on February 15, 2013. Have your voting instruction card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on February 15, 2013. Have your voting instruction card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your voting instruction card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M51755-Z59454 KEEP THIS PORTION FOR YOUR RECORDS

THIS VOTING INSTRUCTION CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

PROVIDENT NEW YORK BANCORP

The Board of Directors recommends you direct the Trustees to vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	▢	▢	▢

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) James F. Deutsch
02) William F. Helmer
03) R. Michael Kennedy
04) Jack Kopnisky

The Board of Directors recommends you direct the Trustees to vote FOR the following proposals:

PURSUANT TO THE TERMS OF THE PROVIDENT BANK EMPLOYEE STOCK OWNERSHIP PLAN, THIS VOTING INSTRUCTION CARD, PROPERLY SIGNED AND DATED, WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, WILL BE VOTED IN ACCORDANCE WITH THE TERMS OF THE PLAN.

Please sign exactly as your name(s) appear(s) hereon.

Signature [PLEASE SIGN WITHIN BOX] Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement, Annual Report and Form 10-K are available at www.proxyvote.com.

M51756-Z59454

PROVIDENT NEW YORK BANCORP
Annual Meeting of Shareholders
February 21, 2013

The undersigned hereby directs the Trustee of the Provident Bank Employee Stock Ownership Plan (the "ESOP") to vote all shares of common stock of Provident New York Bancorp credited to the undersigned's account, for which the undersigned is entitled to vote at the annual meeting of stockholders to be held on February 21, 2013 at 11:00 a.m. local time and at any and all adjournments thereof as set forth on the reverse side hereof.

Your vote and the votes of other participants will be tallied by Broadridge and the results provided to the Trustee who will: (1) vote the shares held in the ESOP for which the Trustee has received timely instructions on each proposal specified on the instruction card based on the timely voting instructions it has received from participants, and (2) vote all shares for which the Trustee has not received timely instructions (including unallocated shares), on each proposal specified on the voting instruction card in the same proportion as shares for which it has received timely voting.

Voting instructions for shares allocated to your ESOP account must be received by 5:00 p.m. Eastern Time on February 15, 2013. Your voting instruction is confidential. All voting instruction cards should be forwarded to Broadridge **and should not be mailed to Provident New York Bancorp. If Broadridge receives more than one voting instruction card from you, the card bearing the latest date will be considered to have cancelled all cards bearing an earlier date.**

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS VOTING INSTRUCTION CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR VOTE VIA THE INTERNET OR BY TELEPHONE. IT IS NOT NECESSARY TO RETURN YOUR VOTING INSTRUCTION CARD IF YOU USE THE TELEPHONE OR INTERNET.

Address Changes/Comments: ____

____

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

PROVIDENT NEW YORK BANCORP
ATTN: INVESTOR RELATIONS
400 RELLA BOULEVARD
MONTEBELLO, NY 10901-4243

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on February 15, 2013. Have your voting instruction card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on February 15, 2013. Have your voting instruction card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your voting instruction card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M51757-Z59453 KEEP THIS PORTION FOR YOUR RECORDS

THIS VOTING INSTRUCTION CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

PROVIDENT NEW YORK BANCORP

The Board of Directors recommends you direct the Trustees to vote FOR the following:

	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.
1. Election of Directors	☐	☐	☐	____________________

Nominees:

01) James F. Deutsch
02) William F. Helmer
03) R. Michael Kennedy
04) Jack Kopnisky

The Board of Directors recommends you direct the Trustees to vote FOR the following proposals:

PURSUANT TO THE TERMS OF THE PROVIDENT BANK 401(K) PLAN, THIS VOTING INSTRUCTION CARD, PROPERLY SIGNED AND DATED, WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, WILL BE VOTED IN ACCORDANCE WITH THE TERMS OF THE PLAN.

Please sign exactly as your name(s) appear(s) hereon.

Signature [PLEASE SIGN WITHIN BOX] Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement, Annual Report and Form 10-K are available at www.proxyvote.com.

M51758-Z59453

PROVIDENT NEW YORK BANCORP
Annual Meeting of Shareholders
February 21, 2013

The undersigned hereby directs the Trustee of the Provident Bank 401(k) Plan ("401(k) Plan") to vote all shares of common stock of Provident New York Bancorp credited to the undersigned's account, for which the undersigned is entitled to vote at the annual meeting of stockholders to be held on February 21, 2013 at 11:00 a.m. local time and at any and all adjournments thereof as set forth on the reverse side hereof.

Your vote and the votes of other participants will be tallied by Broadridge and the results provided to the Trustee who will: (1) vote the shares held in the 401(k) Plan for which the Trustee has received timely instructions on each proposal specified on the instruction card based on the timely voting instructions it has received from participants, and (2) vote all shares for which the Trustee has not received timely instructions (including unallocated shares), on each proposal specified on the voting instruction card in the same proportion as shares for which it has received timely voting.

Voting instructions for shares allocated to your 401(k) Plan account must be received by 5:00 p.m. Eastern Time on February 15, 2013. **Your voting instruction is confidential. All voting instruction cards should be forwarded to Broadridge and should not be mailed to Provident New York Bancorp.** If Broadridge receives more than one voting instruction card from you, the card bearing the latest date will be considered to have cancelled all cards bearing an earlier date.

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS VOTING INSTRUCTION CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR VOTE VIA THE INTERNET OR BY TELEPHONE. IT IS NOT NECESSARY TO RETURN YOUR VOTING INSTRUCTION CARD IF YOU USE THE TELEPHONE OR INTERNET.

Continued and to be signed on reverse side